SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AV HOMES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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AV HOMES, INC.
395 VILLAGE DRIVE
KISSIMMEE, FLORIDA 34759
(863) 427-7180

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 24, 2012

To the Stockholders of AV Homes, Inc.:

The Annual Meeting of Stockholders of AV Homes, Inc. (“AV Homes” or the “Company”) will be held at the FireSky Resort located at 4925 North Scottsdale Road, Scottsdale, Arizona  85251 on July 24,  2012, at 8:00 a.m. local time, for the following purposes:

1.	To elect six directors.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2012.

3.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on June 6, 2012 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE VIA INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

By Order of the Board of Directors,

/s/ Patricia K. Fletcher
Patricia K. Fletcher
Executive Vice President, General Counsel, and Secretary

Dated: June 22, 2012

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1)	Visit the Web site noted on your proxy card to vote via the Internet;

(2)	Use the telephone number on your proxy card to vote by telephone;

(3)	Sign, date, and return your proxy card in the enclosed envelope to vote by mail; or

(4)	Attend the meeting in person.

i

AV HOMES, INC.
395 VILLAGE DRIVE
KISSIMMEE, FLORIDA 34759
(863) 427-7180

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 24, 2012

This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of AV Homes, Inc., a Delaware corporation (“AV Homes” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of AV Homes for use at the Annual Meeting of Stockholders to be held at the FireSky Resort located at 4925 North Scottsdale Road, Scottsdale, Arizona  85251 on July 24, 2012, at 8:00 a.m. local time (the “Annual Meeting”).

This Proxy Statement and the form of proxy enclosed herewith, and the accompanying Annual Report of AV Homes for the fiscal year ended December 31, 2011, including financial statements, are first being mailed on or about June 22, 2012, to stockholders of record on the close of business on June 6, 2012.

PURPOSES OF THE MEETING

At the Annual Meeting, stockholders will consider and vote upon the following matters:

1.	To elect six directors.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2012.

3.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

Pursuant to the By-Laws of AV Homes, the Board of Directors has fixed the close of business on June 6, 2012 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

At the close of business on June 6, 2012, 13,314,930 shares of Common Stock, $1.00 par value, of AV Homes (“Common Stock”), which constitutes the only class of voting securities of AV Homes, were outstanding and entitled to vote. For each share of Common Stock held of record on the close of business on June 6, 2012, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Election of Directors.” In accordance with AV Homes' By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. Shares represented by valid proxies which do not contain voting instructions will be voted: (1) FOR the election as directors of AV Homes the six nominees named herein, (2) FOR approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2012, and (3) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy.  Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of AV Homes. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

If you are the beneficial owner of shares held for you by a bank, broker or other holder of record and do not return your voting instructions, the broker or other nominee may vote your shares solely with respect to such matters for which the broker or other nominee has discretionary authority.  Under applicable rules, brokers have discretionary authority to vote on routine matters, which includes the approval of the appointment of the independent registered public accounting firm.  Brokers will not have the discretion to vote on any of the other matters to come before the Annual Meeting.

Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Withheld votes and broker non-votes will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for AV Homes for the year ending December 31, 2012. Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes.

If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Common Stock on June 6, 2012. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of AV Homes.

PRINCIPAL STOCKHOLDERS AND SECURITY OF MANAGEMENT

Principal Stockholders

The following table sets forth, as of June 6, 2012, unless noted otherwise, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.

Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
ODAV LLC	One Rockefeller Plaza	2,107,763	(1)(2)	15.8%
	20th Floor
	New York, NY 10020

JEN Partners, LLC	551 Madison Avenue	1,050,572	(3)	7.9%
	New York, NY 10022

First Manhattan Co.	437 Madison Avenue	1,248,158	(4)	9.4%
	New York, NY 10022

Dimensional Fund Advisors LP	Palisades West, Building One	795,926	(5)	6.0%
	6300 Bee Cave Road
	Austin, TX 78746

Leon Levy Foundation	One Rockefeller Plaza	706,426	(6)	5.3%
	20th Floor
	New York, NY 10020

(1)      Does not include shares owned by Joshua Nash, who is Chairman of the Board of Directors of AV Homes and is sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a Delaware limited liability company (“ODAV”), formed in September 2003 to hold the common stock owned by Odyssey Partners, L.P. Joshua Nash has the sole power to vote and dispose of the shares of common stock beneficially owned by ODAV and, accordingly, may be deemed to own beneficially the common stock owned by ODAV. Joshua Nash has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the common stock which he may be deemed to own as a member of ODAV. AV Homes has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the common stock owned by ODAV. Joshua Nash’s ownership of common stock is indicated in the table included in “Security Ownership of Directors and Management.”

(2)      By virtue of its present common stock ownership, ODAV may be deemed to be a “control” person of AV Homes within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(3)      Based upon Schedule 13D, filed on November 4, 2010, JEN Partners, LLC (“JEN”), a Delaware limited liability company, and Reuben S. Leibowitz, a member of the Board of Directors of AV Homes, and the sole managing member of JEN, are deemed to beneficially own 630,343 shares and 420,229 shares, respectively, of restricted common stock of AV Homes held by JEN I, L.P. (“JEN I”), a Delaware limited partnership, and JEN Residential LP (“JEN Residential”), a Delaware limited partnership. JEN is the general partner and Mr. Leibowitz is a limited partner of JEN I and JEN Residential.  Shares held by JEN I and JEN Residential were issued upon the acquisition by API of a portfolio of real estate assets in Arizona and Florida from entities affiliated with JEN (the “JEN Transaction”).  JEN I, JEN and Mr. Leibowitz may be deemed to share voting and dispositive power over the shares held by JEN I; and JEN Residential, JEN and Mr. Leibowitz may be deemed to share voting and dispositive power over the shares held by JEN Residential.  For further information regarding the JEN Transaction, see "Certain Relationships and Related Party Transactions."

(4)      Based upon information set forth in Amendment No. 4 to Schedule 13G, filed on February 14, 2012, First Manhattan Co. (“FMC”) (a registered investment adviser) is deemed to beneficially own 1,248,158 shares, of which FMC has sole voting and dispositive power with respect to 70,395 shares, shared voting power with respect to 1,111,184 shares, and shared dispositive power with respect to 1,177,763 shares.

(5)      Based upon information set forth in Amendment No. 5 to Schedule 13G, filed on February 14, 2012, Dimensional Fund Advisors LP (“DFA”) (a registered investment advisor) is deemed to beneficially own 810,581 shares by virtue of its service as investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts, none of which, to DFA’s knowledge, holds 5% or more of the Common Stock. DFA has sole voting power with respect to 776,025 shares and sole dispositive power with respect to 795,926 shares, and disclaims beneficial ownership of such shares.

(6)      Based upon information set forth in Schedule 13G, filed April 26, 2007, Shelby White and Elizabeth Moynihan, trustees of the Leon Levy Foundation (the "Foundation"), may be deemed to beneficially own the shares owned by the Foundation for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The Foundation, Shelby White and Elizabeth Moynihan have shared voting and dispositive power over the shares, and beneficial ownership of such shares is disclaimed by Shelby White and Elizabeth Moynihan.

Management

The following table sets forth, as of June 6, 2012, information with respect to the outstanding shares of Common Stock owned beneficially by each current director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all current directors and executive officers of AV Homes as a group. Except as otherwise indicated, all shares are owned directly.

Name or Group	Shares Owned Directly and Indirectly (1)	Options Exercisable and RSUs and Stock Units Convertible within 60 Days (2)	Total Beneficial Ownership		Percent of Class(3)
Allen J. Anderson	57,105	0	57,105	(4)	*
Paul D. Barnett	8,055	6,807	14,862		*
Roger W. Einiger	16,315	8,766	25,081		*
Reuben S. Leibowitz	1,051,467	0	1,051,467	(5)	7.9%
Joshua Nash	2,158,978	7,093	2,166,071	(6)	16.3%
Joel M. Simon	3,715	4,355	8,070	(7)	*
Patricia K. Fletcher	11,968	0	11,968		*
Joseph Carl Mulac, III	6,295	0	6,295		*
Tina M. Johnston	0	0	0		—
Jon M. Donnell	15,691	0	15,691	(8)	*
Michael Rama	184	0	184	(9)	—
All current directors and executive officers as a group (consisting of 9 persons)	3,313,898	27,020	3,340,918		25.0%

* Represents less than one percent.

(1)  The information as to securities owned by directors and executive officers was furnished to AV Homes by such directors and executive officers.

(2)  Includes for each non-management director 895 restricted stock units (“RSUs”) awarded as additional compensation on June 2, 2011, which RSUs become convertible into an equal number of shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the 2012 Annual Meeting of Stockholders. Also includes Stock Units representing deferred directors’ fees, which Stock Units become issuable as shares of Common Stock at the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director. (See “Directors’ Compensation.”)

(3)  Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. On June 6, 2012, there were 13,314,930 shares of Common Stock outstanding.

(4)  Mr. Anderson has an indirect, contingent net profits interest in shares issued to JEN I, L.P. and JEN Residential, LP, the amount of which is currently indeterminable.  (See “Certain Relationships and Related Party Transactions.”)

(5)  Mr. Leibowitz is the sole managing member of JEN Partners, LLC (“JEN”). JEN and Mr. Leibowitz are deemed to beneficially own 630,343 shares and 420,229 shares, respectively, of restricted Common Stock of AV Homes held by JEN I, L.P. and JEN Residential, LP. (See Note (3) to the preceding table included in “Principal Stockholders.”) Mr. Leibowitz also received 895 RSUs.

(6)  Includes 895 RSUs and 7,093 Stock Units and 2,107,763 shares owned by ODAV. Mr. Nash is the sole member of Joshua Nash II LLC, the managing member of ODAV and, therefore, may be deemed to own beneficially the shares of Common Stock owned by ODAV. See Notes(1) and (2) to the preceding table included in “Principal Stockholders.”

(7) Shares owned directly by Mr. Simon are held in a margin account and may be, or may become, pledged as security for the account.

(8) Mr. Donnell resigned as an officer of AV Homes on June 15, 2011. The ownership represented in this table is based on Mr. Donnell's Form 4, filed on June 27, 2011.

(9) Mr. Rama resigned as an officer of AV Homes on August 12, 2011. The ownership represented in this table is based on Mr. Rama's Form 4 filed on December 8, 2010.

CORPORATE GOVERNANCE AND CODES
OF BUSINESS CONDUCT AND ETHICS

Corporate Governance Guidelines and Principles

The Board of Directors has adopted Corporate Governance Guidelines and Principles as a component of the flexible governance framework within which the Board, assisted by its committees, directs AV Homes' affairs.  The Corporate Governance Guidelines and Principles, which define the role of the Board of Directors, are available on AV Homes' website at www.avhomesinc.com.

Director Independence

The Board of Directors has determined that all members of Board of Directors during the year ended December 31, 2011 and all current members of the Board of Directors, which represent all nominees for election at the Annual Meeting, meet the qualification standards set forth in AV Homes' Corporate Governance Guidelines and Principles and meet the independence criteria under the rules and regulations of The Nasdaq Stock Market, Inc. ("Nasdaq"), except for Allen J. Anderson, President and Chief Executive Officer, and Reuben S. Leibowitz.  In making such determination, the Board of Directors considered relevant facts regarding such directors, in particular that each director determined to be independent does not have a material relationship with AV Homes, either directly (other than as a director and/or stockholder) or as a stockholder, director, officer, partner or affiliate of an organization that has a relationship with AV Homes. The Board of Directors has further determined that all current members of the Audit Committee meet the more stringent independence requirements of the Securities and Exchange Commission (the "SEC") and Nasdaq for Audit Committee membership.

Board Leadership Structure

AV Homes' Board of Directors determined to separate the positions of Chairman of the Board and Chief Executive Officer because the functions and responsibilities of the positions are different.  The Chairman of the Board is a senior principal of the Company’s largest stockholder.  He represents the interests of all of the Company’s stockholders from a global strategy perspective.   The Chairman of the Board does not oversee the day-to-day business of the Company.

The Chief Executive Officer is primarily involved in developing AV Homes' business strategy and is in charge of the Company’s day-to-day operations.  The Chief Executive Officer works full time in (i) creating and implementing the Company’s business plan, (ii) directing the Company’s business, and (iii) managing the Company’s real estate and home-building activities.  He supervises the staff and makes decisions regarding marketing, products offered and construction.

AV Homes' Board of Directors has determined that having a Chief Executive Officer with home-building industry experience as a member of the Board gives the Board insight as to the Company’s strategic plans and provides the Board with a current perspective with respect to the home-building industry and the Company’s operations.  In addition, the Board has determined that in order to attract and retain a highly qualified individual as Chief Executive Officer, it is important that such individual also be a member of the Board.

Board’s Role in Risk Oversight

The role of the Board of Directors with respect to risk is substantially that of oversight.  Day-to-day risk management is the responsibility of the Company’s management, overseen by the Audit Committee of the Board, which meets regularly with financial, operational, legal and corporate governance management of the Company.  The Audit Committee reports regularly to the full Board at meetings which are also attended by financial, operational, legal and corporate governance management.

Compensation Risks

Management and the Compensation Committee have considered and discussed risks inherent in our business and compensation arrangements and have concluded that the risks associated with our compensation practices and policies are not likely to have a material adverse effect on the Company.  The process by which that determination was made was a review by senior management of the nature of the types and amounts of compensation received by the various classes of employees and an analysis of whether those types or amounts of compensation received by various employees were likely to increase or decrease any risk to the Company.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of AV Homes and a Supplemental Code of Ethics for the Chief Executive Officer, Principal Financial Officer and other Senior Financial Officers. These Codes of Business Conduct and Ethics are available on AV Homes' website at www.avhomesinc.com.

Related Person Transaction Policy

To supplement the broader provisions of AV Homes’ Code of Business Conduct and Ethics, the Board of Directors has adopted a policy and procedures for review and approval or ratification by the Audit Committee of transactions in which the Company participates and a “related person” has a material direct or indirect interest. A “related person” means: each director and executive officer of the Company; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest.

Generally under the policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of the Company who intends to cause the Company to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Audit Committee.

The transaction will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the Audit Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arm’s-length basis, and the impact of the transaction on the Company’s business and operations. The related person transaction policy is available on AV Homes’ website at www.avhomesinc.com.

Certain Relationships and Related Party Transactions

In October 2010, AV Homes and its wholly-owned subsidiary Avatar Properties Inc. (“API”) as purchaser, entered into agreements whereby API acquired a portfolio of real estate assets in Arizona and Florida from entities affiliated with JEN Partners, LLC (“JEN”), a Delaware limited liability company (the “JEN Transaction”).  The purchase price approximated $33,600,000 in cash, including approximately $3,600,000 reimbursement of development, construction and operating expenditures from August 1, 2010 to the date of closing, October 25, 2010; $20,000,000 in restricted shares of AV Homes' Common Stock (1,050,572 shares); and $12,000,000 of notes divided equally into two $6,000,000 notes, one with a one-year maturity and the other with a two-year maturity (the "JEN Notes").  The purchase price may also include the issuance of up to an additional 420,168 shares of Common Stock, depending upon the achievement by December 31, 2014 of certain agreed upon metrics related to CantaMia, the acquired active adult community located in Goodyear, Arizona.

In the JEN Transaction, 630,343 restricted shares of AV Homes' Common Stock were issued to JEN I, L.P. (“JEN I”), a Delaware limited partnership, and 420,229 restricted shares were issued to JEN Residential LP (“JEN Residential”), a Delaware limited partnership, all of which shares are subject to a two-year lock up agreement.

In connection with the JEN Transaction, on October 25, 2010, two members of JEN, Reuben S. Leibowitz and Allen J. Anderson, were elected to AV Homes’ Board.  Mr. Leibowitz is sole managing member of JEN.  JEN is the general partner and Mr. Leibowitz is a limited partner of JEN I and JEN Residential.  Mr. Anderson is a managing director of JEN.

Joshua Nash, the Chairman of the Board of Directors of AV Homes, and Paul Barnett, a member of AV Homes' Board of Directors, in the aggregate own a 1.5% indirect limited partnership interest in the JEN affiliates from which API acquired assets.  Neither Mr. Nash nor Mr. Barnett voted on the JEN Transaction.

On October 25, 2011 and December 1, 2011, the JEN Notes were paid in full before their maturity.

ELECTION OF DIRECTORS
(Item 1)

At the Annual meeting, six directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, six votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting, by specific voting instructions sent to AV Homes with a signed proxy, or via Internet or by telephone in accordance with instructions on the proxy card. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

All of the nominees were elected at the June 2, 2011 Annual Meeting of Stockholders.  The Board of Directors met eight times during 2011, including the annual meeting of directors held immediately following the 2011 Annual Meeting of Stockholders, and acted one time through a written consent.

The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

The following paragraphs set forth information with respect to each nominee for director, including positions currently held, prior occupation and business experience for more than the past five years. In concluding an individual should be recommended to serve as a director, the Nominating and Corporate Governance Committee considers each person’s business and professional skills and experience, qualifications and attributes, as well as personal integrity and judgment. Although it does not have a formal diversity policy, the Committee considers, among other attributes, diversity of gender, professional experience and skills of the individuals to be recommended to the Board for nomination for election to the Board. Except as otherwise indicated, the following nominees have not been principally employed by any subsidiary or affiliate of AV Homes. There are no family relationships between any nominee, director or executive officer of AV Homes.

Allen J. Anderson, Director since October 2010

Mr. Anderson, 60, has served as our Chief Executive Officer and President since June 2011, and as a member of our Board of Directors since October 2010. Mr. Anderson has been Managing Director of JEN Partners LLC, a private equity firm, since July 2007. He was formerly director and Co-Founder, and served as a member of the Compensation Committee of the Board of Directors of Recurrent Energy Inc., a solar power company from June 2005 to July 2007. Mr. Anderson’s 38 years of real estate, banking and private equity investment experience and 24 years of executive leadership experience, including past service as Chairman and Chief Executive Officer of a publicly-traded company, will contribute substantially as AV Homes seeks to expand its real estate operations.  Mr. Anderson was appointed to AV Homes' Board on October 25, 2010, in connection with the JEN Transaction, which is summarized herein under “Certain Relationships and Related Party Transactions.”

Paul D. Barnett, Director since May 2007

Mr. Barnett, 51, has been Managing Director at Ulysses Management, LLC, a private investment firm, since February 2005. Prior thereto, he was Managing Principal at Odyssey Investment Partners, LLC, a private investment firm, from 1997 to 2004. From 2001 to August 2005, Mr. Barnett served as Director and Chairman of the Audit Committee of Dresser, Inc. He currently serves on the Board of Managers for Ice House America, LLC, Sentry Security Holdings, LLC, Communications Capital Group, LLC and PresAir, LLC, private Delaware limited liability companies. Mr. Barnett’s experience and expertise in investment management, investment banking and the securities markets are valuable assets for AV Homes when seeking financing or raising capital.

Roger W. Einiger, Director since May 2006

Since 2001, Mr. Einiger, 64, has been President of Hardscrabble Advisors, LLC, a private investment firm since 2005. Previously he spent three decades at Oppenheimer & Co. and its successor companies, most recently serving as Vice Chairman. Following the sale of Oppenheimer in 1997, he served as Vice Chairman of CIBC Oppenheimer Corp., an investment banking and brokerage company, and as a consultant to Canadian Imperial Bank of Commerce until 2001. Mr. Einiger previously served as a Director of BPW Acquisition Corp. and a Director and member of the Audit Committee of NDS Group plc. He also serves as a director or trustee of several philanthropic and academic organizations. During his tenure with Oppenheimer, Mr. Einiger was responsible for finance, operations, technology, legal and compliance, and human resources departments. His diverse background lends valuable insight to AV Homes' Board of Directors and the Audit and Compensation Committees on which he serves.

Reuben S. Leibowitz, Director since October 2010

Mr. Leibowitz, 64, has been Managing Director of JEN Partners, LLC, a private equity firm, since 2005.  He serves as a director of Simon Property Group and as Chairman of its Compensation Committee and as a member of its Audit Committee.  He also serves as a director of several private companies controlled by or affiliated with JEN Partners.  Mr. Leibowitz is an Overseer of the Stern School of Business (NYU) and a member of Hillel’s International Board of Governors.  He previously served as a director of Chelsea Property, Grubb & Ellis, Lennar, and Pacific Greystone.  Mr. Leibowitz’s more than 25 years of experience in real estate investment and service as a director of other publicly traded real estate and home building companies make him an asset to the operations and growth of AV Homes' active adult developments and other real estate endeavors.  Mr. Leibowitz was appointed to AV Homes' Board of Directors on October 25, 2010, in connection with the JEN Transaction, which is summarized herein under "Certain Relationships and Related Party Transactions."

Joshua Nash, Director since September 2004

Mr. Nash, 50, has been Chairman of the Board of Directors of AV Homes since September 2004. He is the sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a private limited liability company, formed in September 2003 to manage its investment in AV Homes. Mr. Nash has served as President of Ulysses Management, L.L.C., which serves as investment manager to a U.S. partnership and offshore investment fund, since 1997.  Mr. Nash has also been General Partner of Ulysses Partners, L.P., a private investment firm, since 1997. He was formerly a General Partner of Odyssey Partners, L.P., a private investment firm, from 1989 until its liquidation in December 2007. For more than six years, Mr. Nash has managed investments, representing assets, including real estate, in excess of $1 billion. His more than 20 years of experience in investment management and his financial interest in AV Homes make him uniquely qualified to serve as AV Homes' Chairman.

Joel M. Simon, Director since May 2004

Mr. Simon, 66, has been Partner and Principal in XRoads Solutions Group, LLC, a national financial advisory and consulting firm, since June 2000. He was formerly Chief Executive Officer and President of Starrett Corporation, from March 1998 to December 1998; Executive Vice President, Chief Operating Officer and Director of Olympia & York Companies (U.S.A.), from 1985 to 1996; and Senior Partner with Margolin, Winer & Evens, LLP, a regional accounting firm, from 1976 to 1984. Mr. Simon also served as a Director, Chairman of the Audit Committee and member of the Compensation Committee of Frederick’s of Hollywood Group, Inc. Mr. Simon’s extensive financial and operational expertise in many industries, including real estate, make him not only a well-qualified member of AV Homes' Board but also Chairman of, and financial expert for, its Audit Committee.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the six individuals named above to the Board of Directors of the Company.

Board Recommendation

The Board of Directors believes that it is in the best interests of AV Homes and its stockholders to elect the six individuals named above to the Board of Directors of the Company and recommends a vote FOR the election of each such individual.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

Certain Committees of the Board

To assist it in carrying out its duties, the Board has established various committees. Current committees and current members thereof are as follows:

Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Joshua Nash(1)	Joel M. Simon(1)	Paul D. Barnett(1)	Roger W. Einiger (1)
Allen J. Anderson	Paul D. Barnett	Joel M. Simon	Joshua Nash
Roger W. Einiger	Roger W. Einiger

(1)	Chairman

Executive Committee

The Executive Committee of the Board has authority to exercise most powers of the full Board in connection with matters which arise during the intervals between meetings of the Board.  The Executive Committee did not meet during 2011.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of AV Homes' financial reporting; (ii) AV Homes' systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the independent auditors, their conduct of the annual audit and their engagement for any other services; (iv) AV Homes' legal and regulatory compliance; (v) the application of AV Homes' related person transaction policy; (vi) codes of business conduct and ethics as established by management and the Board; and (vii) the preparation of the Audit Committee Report for inclusion in the annual proxy statement. The Committee may also perform such other tasks as are assigned to it from time to time by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from AV Homes for, outside counsel, independent auditors or other advisors. The Committee met seven times during the fiscal year ended December 31, 2011.  The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by a written charter approved by the Board. The charter is available on AV Homes' website at www.avhomesinc.com.

All members of the Committee have been determined to be independent (see “Director Independence”). The Board has also determined that all members of the Committee are financially literate under Nasdaq’s listing standards and Joel M. Simon is the Committee’s “audit committee financial expert,” as defined in the rules of the SEC and for purposes of Nasdaq’s listing standards.

Audit Committee Report

The Audit Committee (the "Committee") has reviewed and discussed AV Homes' audited financial statements for the fiscal year ended December 31, 2011 with management.

The Committee has discussed with Ernst & Young LLP, AV Homes' independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to AV Homes' Board of Directors that its audited financial statements be included in AV Homes' Annual Report on Form 10-K for the fiscal year ended December 31, 2011 for filing with the Securities and Exchange Commission.

June 14, 2012

AUDIT COMMITTEE

Joel M. Simon, Chairman
Paul D. Barnett
Roger W. Einiger

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in: (i) identifying, screening and reviewing individuals to serve as directors and recommending candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing AV Homes' policies and procedures for receipt of stockholder suggestions regarding composition of the Board and recommendations of candidates for nomination; (iii) overseeing implementation of AV Homes' Corporate Governance Guidelines and Principles; and (iv) reviewing AV Homes' overall corporate governance and recommending changes when necessary or desirable. The Committee may also perform such additional tasks as assigned to it by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from AV Homes for, outside counsel, consultants and other advisors. The Committee met three times during the fiscal year ended December 31, 2011.

All members of the Nominating and Corporate Governance Committee have been determined to be independent (see “Director Independence”). The Committee is governed by a written charter approved by the Board. The Charter is available on AV Homes' website at www.avhomesinc.com.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board, evaluates the membership, and identifies and reviews director nominee candidates. The Committee considers candidates for Board membership based upon various criteria, including their business and professional skills and experience, personal integrity and judgment, commitment to representing the long-term interests of stockholders and availability to participate in Board activities. The Committee will consider candidates suggested by its members, other Board members, management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. In order to be considered, a recommendation from a stockholder must include the stockholder’s name and contact information, the candidate’s name and contact information, a brief description of the candidate’s background and qualifications and a statement by the candidate that he or she is willing and able to serve on the Board. The Committee may also require candidates to provide such other information as it may request.

The Committee reviews periodically and recommends to the Board for approval any changes in the compensation of non-employee directors. The Committee has received advice from the Company’s counsel relative to the structure and terms of director compensation. Any equity compensation awards for non-employee directors are administered by the Committee under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement).

AV Homes' By-Laws establish advance notice procedures with respect to nominations for election of directors for an annual meeting (see “Stockholders’ Proposals and Nominations of Board Members”).

Compensation Committee

The Compensation Committee assists the Board in overseeing management compensation policies and practices, including the determination and approval of (i) the compensation of the CEO and the Company’s other executive officers and (ii) incentive compensation policies and programs and the exercise of discretion in the administration of such programs. It also reviews and discusses with AV Homes' management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in AV Homes' proxy statement and Form 10-K. The recommendation is described in a Compensation Committee Report included in the proxy statement. The Committee may perform such other tasks as assigned to it by the Board. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and Nasdaq. The Committee has the authority to obtain advice and assistance from the Committee’s outside counsel, compensation consultants and other advisors with funding from the Company. The Committee met seven times during the fiscal year ended December 31, 2011.

For further information on the Compensation Committee’s processes and procedures for consideration and determination of executive compensation, see the Compensation Discussion and Analysis below.  The Compensation Committee is governed by a written charter approved by the Board. The charter sets out in greater detail the specific responsibilities of the Compensation Committee. A current copy of the charter is available on AV Homes' website at www.avhomesinc.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the year ended December 31, 2011 were Milton Dresner, Roger W. Einiger, and Kenneth T. Rosen.  Effective February 13, 2012, Messrs. Dresner and Rosen resigned as directors and members of the Compensation Committee and Mr. Nash was appointed as a member of the Compensation Committee.  None of these former nor current members of the Compensation Committee has been an executive officer or employee of AV Homes, and none were party to any related person transaction with AV Homes that would require disclosure in this Proxy Statement.

Director Compensation

Compensation of each non-employee director of AV Homes is $52,500 per annum. Each non-employee member of the Executive Committee of AV Homes  receives a retainer of $2,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Nominating and Corporate Governance Committee receive additional compensation of $4,000 and $7,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $4,000 and $5,000 per annum, respectively.

The Nominating and Corporate Governance Committee adopted a deferral program applicable to non-employee directors. Under the deferral program, non-management directors may elect to defer up to 50% of annual retainer fees, committee fees and/or chairperson fees, for which the director is credited with a number of Stock Units based upon the closing price of the Common Stock on the due date of each payment. The Stock Units become distributable as shares of Common Stock upon the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director.

The Nominating and Corporate Governance Committee also determined to grant annual awards of RSUs to all non-employee directors. On June 2, 2011, each non-employee director was awarded 895 RSUs for service as a director for the term beginning June 2, 2011. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the date of the award and the date immediately preceding the date of AV Homes’ 2012 Annual Meeting of Stockholders, provided that the non-employee director is a member of the Board of Directors on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change in control of the company. If the non-employee director ceases to be a member of the Board of Directors for any other reason, the RSUs will be forfeited, unless the Board of Directors provides otherwise.

The following table sets forth the retainer, other cash fees and equity compensation received during the fiscal year ended December 31, 2011, by non-management directors.

Name	Fees Earned or Paid in Cash		Stock Awards(2)	All Other Compensation(3)	Total
Paul D. Barnett	$56,500	(1)	$14,499	—	$70,999
Milton Dresner (4)	63,500		14,499	—	77,999
Roger W. Einiger	70,500	(1)	14,499	—	84,999
Reuben S. Leibowitz	53,500		14,499	—	67,999
Joshua Nash	54,500	(1)	14,499	—	68,999
Kenneth T. Rosen (4)	73,500		14,499	—	87,999
Joel M. Simon	66,500	(1)	14,499	—	80,999
Beth A. Stewart (4)	68,500		14,499	—	82,999

(1)
Includes respective amounts of $28,242, $35,238, $27,247 and $16,616 fees to Messrs. Barnett, Einiger, Nash and Simon, respectively, which were deferred during 2011 and represented by Stock Units under the deferral program adopted in June 2005.

(2)
Represents for each director the aggregate grant date fair value of 895 RSUs which reflects each director’s total stock awards outstanding as of December 31, 2011. The grant date fair value of these RSUs is $16.20 per share, calculated in accordance with FASB ASC Topic 718 by using the closing price of the Common Stock on June 2, 2011, the date of grant.

(3)	No non-employee director received other compensation that exceeded $10,000 during Fiscal 2011.

(4)	Effective February 13, 2012, Milton H. Dresner, Kenneth T. Rosen and Beth A. Stewart resigned as members of the Board of Directors.

Directors’ Attendance

In fiscal year 2011, all of the incumbent directors attended 75% or more of the aggregate of their respective Board and committee meetings.

Directors’ Attendance at Annual Meetings of Stockholders

The Board encourages each member of the Board to attend each Annual Meeting of Stockholders, but recognizes that unavoidable circumstances may prevent attendance. All members of the Board who were standing for election or reelection attended the 2011 Annual Meeting of Stockholders.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communication addressed to the Board or such director or directors in care of the Corporate Secretary, AV Homes, Inc. 395 Village Drive, Kissimmee, FL 34759.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section of our Proxy Statement we discuss, among other things, the overall objectives of our executive compensation programs and the material elements of compensation awarded to, earned by, or paid to our “Named Executive Officers” (or “NEOs”). We identify the Named Executive Officers in accordance with SEC rules and include each person who in 2011 served as our principal executive officer and our principal financial officer, as well as our other most highly compensated executive officers in 2011. For 2011, our Named Executive Officers were Allen J. Anderson, President and Chief Executive Officer since June 15, 2011;  Patricia K. Fletcher, Executive Vice President, General Counsel and Secretary; Joseph Carl Mulac, III, Executive Vice President, and President of our subsidiary, Avatar Properties Inc.; Tina M. Johnston, Vice President, Principal Financial Officer and Principal Accounting Officer since August 15, 2011; Jon M. Donnell, former President and Chief Executive Officer; and Michael Rama, former Controller, Principal Financial Officer, and Principal Accounting Officer.

Following this Compensation Discussion and Analysis (“CD&A”), we present detailed tabular and narrative information concerning the compensation of each of the Named Executive Officers and their employment and other agreements. This detailed information should be read in conjunction with the CD&A.

The compensation of our Named Executive Officers should be understood within the context of our business.  We are engaged in the business of homebuilding, community development, and land sales in Florida and Arizona.  Our primary business is the development of active adult communities, in conjunction with construction and sales of residences within those communities.  We also construct and sell homes in primary residential communities, some of which we developed in prior years.  We also engage in a variety of other real estate related activities, such as the operation of amenities and the sale for third-party development of commercial and industrial land. Most of our development projects take many years to conceive, permit, develop and sell. Thus, it may take an extended period of time before a project can be viewed as “profitable” or not.

The compensation of our NEOs, is overseen and determined by the Compensation Committee of our Board of Directors. Each member of the Compensation Committee is independent in accordance with applicable rules of The Nasdaq Stock Market. The Compensation Committee works with the CEO to establish the Company’s executive compensation philosophy, policies and programs.  The Compensation Committee meets with the CEO annually to discuss his performance, but ultimately decisions regarding his compensation are made solely by the Compensation Committee based on its deliberations.

Objectives of Our Compensation Programs and What They Are Designed To Reward

Our compensation programs are intended to attract and retain executives, to motivate and reward them for achieving the Company’s long-term goals, and to align their interests with those of our stockholders.

•	In order to retain the services of our executives, our compensation practices should be competitive with those of other employers with whom we compete for talent.

•	AV Homes pays for performance. This means that our compensation program is designed to recognize an executive’s contribution that has led to the attainment of corporate goals.

•
Our compensation program is designed to motivate executives to achieve results in a manner that builds long-term stockholder value. An equity component of total compensation is included to align the interests of the executives with the interests of our stockholders.

How the Various Kinds of Compensation Are Determined and Allocated to Form a Complete Package

The objectives described above are supported by the three primary elements of our compensation program for NEOs: base salaries, annual performance-based cash bonuses, and equity awards. The limited perquisites provided to our NEOs are also available to many of our other employees.

While there are several elements to the compensation program, they are evaluated as a whole by our Compensation Committee in making its compensation determinations. We do not have any specific policies or parameters for allocating between cash and non-cash compensation or with respect to the duration of compensation arrangements. In general, the Compensation Committee has a balanced approach regarding the allocation between cash and non-cash compensation, taking into account our business plan and the responsibilities of the particular executive.

In 2010, the Compensation Committee engaged the services of Mercer LLC for the purpose of reviewing and recommending appropriate compensation arrangements for the positions of President and CEO of the Company and of President of the Company’s wholly-owned subsidiary, Avatar Properties Inc. (“API”).  Mercer’s responsibilities under the engagement were to conduct a review of compensation paid by the Company’s competitors for comparable positions and to assist in developing proposals for employment contracts for those positions.  The engagement of Mercer by the Committee during 2010 did not raise any conflict of interest since Mercer provided no additional services to the Company during the year.  A compensation consultant was not engaged in 2011.

Salaries

Salaries are a necessary part of any compensation program and paying reasonable salaries is an important aspect of attracting and retaining qualified executives. In setting salaries, we have not established any specific target levels based on peer group analyses or benchmarking studies. However, we believe that our market for executive talent is competitive, and we take this into account in the establishment of a total compensation package.

The base salary amounts for the NEOs were established in connection with the negotiation of their respective employment agreements.

Mr. Anderson was appointed President and  Chief Executive Officer of AV Homes effective June 15, 2011.  In connection with his appointment, Mr. Anderson entered into an employment agreement with AV Homes on June 15, 2011. Pursuant to the employment agreement, Mr. Anderson  receives an annual base salary of $360,000.

Ms. Fletcher’s annual base salary was reduced from $700,000 to $600,000 effective January 1, 2011.  Effective January 1, 2012, Ms. Fletcher's annual base salary was reduced to $300,000.  The reduction was offset by the grant of an opportunity to receive performance-conditioned restricted stock units.  The goal of these actions was to increase the focus on performance-based compensation, thus more closely aligning Ms. Fletcher’s compensation with the interests of our stockholders.

Mr. Mulac's annual base salary was $300,000 for 2011 pursuant to an employment agreement with AV Homes on October 25, 2010, and an amended and restated employment agreement on September 29, 2011.

Ms. Johnston was appointed Vice President, Principal Financial Officer and Principal Accounting Officer effective August 15, 2011.  In connection with Ms. Johnston's appointment, Ms. Johnston entered into an employment agreement with AV Homes on August 15, 2011.    Pursuant to the employment agreement, Ms. Johnston receives an annual base salary of $175,000.

Mr. Donnell's annual base salary was $500,000 for 2011 pursuant to an employment agreement with AV Homes on November 15, 2010.  Mr. Donnell resigned as President and Chief Executive Officer effective June 15, 2011.

Mr. Rama's annual base salary was increased effective January 2, 2011 from $135,000 to $160,000 in connection with his new responsibilities as Principal Financial Officer and Principal Accounting Officer.  Mr. Rama resigned as Controller, Principal Financial Officer and Principal Accounting Officer effective August 12, 2011.

In establishing the NEOs’ respective salaries, we considered the potentially adverse effects of Section 162(m) of the Internal Revenue Code. See “Tax and Accounting Considerations” below in this CD&A.

Performance-Based Cash and Equity Awards

A significant component of our compensation program for most NEOs is their opportunity to receive performance-based cash or equity awards. We use these awards to motivate executives toward achieving long-term corporate goals that are consistent with AV Homes' business plans. We also use them both to align the executives’ interests to those of our stockholders and to retain our executives. Like salary and bonus, we have not established any specific target levels for incentive compensation based on peer group analyses or benchmarking studies. However, we aim to set reasonable awards within the framework of a total compensation package. The specific types of awards (for example, cash or equity) and performance objectives (for example, stock price or gross profit) and periods (for example, annual or multi-year) are tailored for the recipient. In determining amounts of the awards, consideration may be given to numerous factors, including anticipated future results of operations and the executive’s anticipated contributions toward achieving such results. Amounts may also be based upon the achievement of specified stock prices and the executive’s continued employment through the vesting period. The Compensation Committee has not established a formal policy as to when grants are made. Awards are usually granted at a meeting of the Compensation Committee, and the members of the Compensation Committee may have material non-public information concerning the Company at that time.

Equity Awards

Allen Anderson

On June 15, 2011, pursuant to the terms of the Employment Agreement, Mr. Anderson was granted an award of 90,000 restricted shares of common stock of AV Homes under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Incentive Plan"), which restricted shares will vest to the extent certain performance goals are met by December 31, 2011. The performance goals to be achieved during 2011 were:  (A) the identification of, and submission to the Board of a plan for the disposition of, material non-core assets of the Company; (B) the commencement of a plan for a material reduction in general administrative and overhead costs; (C) the submission to the Board of a strategic plan for the Company to achieve positive cash flows and earnings; and (D) the commencement of the relocation of the Company’s corporate offices (including the leasing of new space and a plan for the disposition of the premises in Coral Gables).  The Compensation Committee determined that these performance goals were met and accelerated the vesting of the 90,000 restricted shares of common stock on December 20, 2011.

On January 1, 2012, Mr. Anderson was granted  an aggregate of 320,000 restricted shares of AV Homes common stock under the Incentive Plan.  The award vests in three tranches based on the achievement of performance goals for 2012 as set forth below.  The first tranche, the second tranche and the third tranche, as defined below, will vest as follows:

a)
the first tranche of 64,000 shares of restricted stock will vest on June 30, 2012 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from January 1, 2012 through June 30, 2012:

i)	a material reduction in general administrative and overhead costs as compared to the general administrative and overhead costs for the six-month period ending June 30, 2011;

ii)	the approval of the board of, and the commencement of the implementation of, a strategic plan for AV Homes to achieve positive cash flows and earnings; and

iii)	the completion of the relocation of AV Homes' corporate offices.

b)
the second tranche of 128,000 shares of restricted stock will vest on June 30, 2013 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2012 through June 30, 2013:

i)	the closing of the sale of material non-core assets of AV Homes;

ii)	the submission to, and approval by, the Board of a plan for AV Homes to return to profitability by December 31, 2013; and

iii)	the investment, or commitment, of at least 50% of cash available for long-term investments.

c)
the third tranche of 128,000 shares of restricted stock will vest on June 30, 2014 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2013 through June 30, 2014:

i)	the continued successful implementation of the strategic plan; and

ii)	AV Homes' return to profitability by December 31, 2013.

The Compensation Committee will determine in good faith whether and to what extent the goals for each tranche have been achieved within 15 days following each term described below.

Patricia K. Fletcher

On September 29, 2011, Ms. Fletcher was granted 147,000 restricted shares of AV Homes common stock under the Incentive Plan. The vesting schedule of the restricted shares is as follows:

(i)
except as set forth below regarding Ms. Fletcher's termination, an aggregate of 120,000 restricted shares of AV Homes common stock shall vest, and all restrictions on such vested shares shall lapse as follows:

(A)
24,000 of the restricted shares of common stock will vest on December 31st of the year in which the price per share of common stock equals or exceeds $20.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);

(B)
24,000 of the restricted shares of common stock will vest on December 31st of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013);

(C)
36,000 of the restricted shares of common stock will vest on December 31st  of the year in which the price per share of common stock equals or exceeds $24.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and

(D)
36,000 of the restricted shares of common stock will vest on December 31st  of the year in which AV Homes first becomes profitable after January 1, 2012 (but only if such event occurs prior to the end of fiscal year 2015); and

(ii)	an aggregate of 27,000 restricted shares will vest as follows:

(A)	9,000 restricted shares on December 31, 2012;

(B)	9,000 restricted shares on December 31, 2013; and

(C)	9,000 restricted shares on December 31, 2014, so long as, in each case, Ms. Fletcher remains continuously employed through each applicable December 31st period.

Joseph Carl Mulac, III

On September 29, 2011, the 180,000 shares of restricted common stock granted to Mr. Mulac on October 25, 2010 were cancelled and Mr. Mulac was granted 156,000 restricted shares of AV Homes common stock under the Incentive Plan on September 29, 2011.  The vesting schedule of the restricted shares is as follows:

(i)
except as set forth below regarding Mr. Mulac's termination, an aggregate of 120,000 restricted shares of AV Homes common stock  shall vest, and all restrictions on such vested shares shall lapse as follows:

(A)
24,000 of the restricted shares of common stock will vest on December 31st   of the year in which the price per share of common stock equals or exceeds $20.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);

(B)
24,000 of the restricted shares of common stock will vest on December 31st  of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013);

(C)
36,000 of the restricted shares of common stock will vest on December 31st  of the year in which the price per share of common stock equals or exceeds $24.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and

(D)
36,000 of the restricted shares of common stock will vest on December 31st  of the year in which AV Homes first becomes profitable after September 29, 2011 (but only if such event occurs prior to the end of fiscal year 2015); and

(ii)	an aggregate of 36,000 restricted shares will vest as follows:

(A)	9,000 restricted shares on December 31, 2011;

(B)	9,000 restricted shares on December 31, 2012;

(C)	9,000 restricted shares on December 31, 2013; and

(D)	9,000 restricted shares on December 31, 2014, so long as, in each case, Mr. Mulac remains continuously employed through each applicable December 31st period.

Tina Johnston

On August 15, 2011, Ms. Johnston was granted 25,000 restricted shares of AV Homes common stock under the Incentive Plan.  The vesting schedule of the restricted shares is as follows:  (i) on December 31, 2012, and on December 31 of each of the three years thereafter, a number of restricted shares shall vest, and all restrictions on such vested shares shall lapse, such number to be equal to (A) 1,250, multiplied by (B) the performance targets percentage for the applicable year; (ii) 5,000 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);  (iii) 7,500 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 7,500 restricted shares will vest on the December 31 of the year in which AV Homes first becomes profitable after August 15, 2011 (but only if such event occurs prior to the end of fiscal year 2015).

Cash Performance-Based Awards

Pursuant to Ms. Fletcher's, Mr. Mulac's and Ms. Johnston's employment agreement, the executive officer is eligible to receive a performance-based cash award, which shall be targeted at a percentage of their annual base salary (the “Target Bonus”).  The percentage of annual base salary for the named executive officers is as follows: Ms. Fletcher – 100%; Mr. Mulac – 100%; Ms. Johnston – 50%.  The amount of the bonus will depend upon the level of Performance Targets (as defined below) that are achieved by AV Homes.  “Performance Targets” means the objective performance goals (which determine 75% of the bonus) and subjective performance goals (which determine 25% of the bonus) that are established by the Compensation Committee of the Board of Directors of AV Homes, on or before the end of the first quarter of the calendar year to which such Performance Targets relate.  With respect to the determination of the bonus under the employment agreements: (i) if 100% of the Performance Targets are achieved in a given year, the named executive officer will be paid a bonus equal to the Target Bonus; (ii) if AV Homes’ achievement of the objective performance goals for the applicable year is greater than or less than 100% of the objective portion of the Performance Targets, the portion of the bonus determined by reference to such objective performance goals shall be calculated by mathematical interpolation (however, the Compensation Committee may determine a maximum level of objective performance goals, above which no additional bonus will be paid, and a minimum level of objective performance goals, below which no portion of the bonus attributable to objective performance goals will be paid); and (iii) the portion of the bonus determined by reference to the subjective performance goals shall be determined by the Compensation Committee in its sole discretion.

In addition to any bonus Ms. Fletcher earns pursuant to her Target Bonus, described above, she is eligible for a special bonus award related to her performance on the sale and/or construction of the Poinciana Parkway ("Parkway Bonus") of not less than $100,000 but an amount not to exceed $300,000 to be awarded by the Compensation Committee based on performance targets that are achieved with respect to the Poinciana Parkway from and after September 29, 2011.  Ms. Fletcher will be paid the achieved Parkway Bonus within 30 days of the determination by the Compensation Committee that such bonus has been earned but in no event later than 90 days after the applicable performance goals have been achieved.

Below are the objectives associated with Ms. Fletcher's  performance-based cash award for 2011 and 2012, but such award will not be paid until the end of 2012, or earlier, if such objectives are accomplished and Ms. Fletcher is terminated without cause:

•	30% - Implement new business strategy of the Company within established budget for professional fees and in conjunction with organizational and financial objectives laid out by CEO;

•
25% - Achieve sale/transfer/restructure of Solivita and Bellalago Club facilities (conditioned upon HOA acceptance or alternate structure) taking primary lead in drafting legal documentation to limit outside legal fees for these transactions;

•	20% - Manage all SEC reporting and coordinate Sarbanes Oxley control with Principal Accounting Officer; and

•	25% - Manage due diligence and documentation for new acquisitions and sales of assets while minimizing outside legal fees.

•
Special bonus award of not less than $100,000 but not to exceed $300,000 to be awarded by the Compensation Committee and paid in addition to any bonus earned per above for the completion of a (i) sale contract, (ii) public private partnership agreement or (iii) other venture agreement with one or more governmental authorities providing for governmental financing, grants or funding for the construction of the Poinciana Parkway.  Contract or agreement must be completed and signed by December 31, 2102 to qualify for special bonus.  In determining the amount of bonus to be rewarded the Compensation Committee, the Compensation Committee shall take into consideration (i) timing of commencement of construction, (ii) estimated completion date of construction and (3) amount of additional investment of capital required by the Company, if any, in order to complete the transaction and complete construction.

Below are the objectives associated with Mr. Mulac's  performance-based cash award for 2011:

•
15% - Oversee  migration of payables and homebuilding accounting from headquarters to regional offices to assure smooth transition and uninterrupted accounting for operations.  In conjunction, design and establish improved reporting of operational results, weekly sales reports and margin analysis with format and content acceptable to CEO;

•	20% - Manage new branding and naming initiative including:

o	the selection and trademark of a name for age restricted home building division,

o	design and specifications for a branding campaign for both age restricted and conventional home building division,

o	establishment of a budget for branding effort and advertising campaign to support above.

•	25% - Integrate best practices for unified, conforming operational efficiencies between Central Florida and Arizona regional offices;

•	20% - Co-lead strategic planning initiative and formulate a draft strategic plan acceptable to CEO and management team by November 1, 2011; and

•	20% - Devise strategy to increase sales and occupancy near term in AV Homes' communities through innovative and financially attractive solutions.

Below are the objectives associated with Ms. Johnston's performance-based cash award for 2011:

•	50% - Manage transition of all accounting and tax related activities from Coral Gables office to appropriate office in either Central Florida or Scottsdale.

o	Hire new employees as needed to replace those terminated,

o	Arrange for extended consulting or temporary employment of critical Coral Gables employees to assure continuity and timely filing of all required public reporting,

o	Establish appropriate cash management procedures and check authorization protocols to assure proper controls over funds and disbursements,

o	Devise and implement budget procedure for 2012 budget.

•	25% - Work with E & Y and Sunera to establish, review, monitor, and test regulatory compliance measures and procedures. Comply with same having no exceptions noted in final audits; and

•	25% - File all required regulatory and financial reports accurately and on time.

Pursuant to AV Homes' Incentive Compensation Plan the Compensation Committee approved a performance-based cash award of up to $75,000 to Mr. Rama for 2011. Below are the objectives associated with Mr. Rama's performance-based cash award for 2011:

•	20% - complete $100 million public offering;

•	20% - reduce operating cash usage from 2010 amount;

•	10% - reduce corporate general and administrative expenses from the 2010 amount;

•	15% - raise vertical construction financing

•	15% - integrate Joseph Carl Homes with AV Homes; and

•	20% - lead information technology conversion.

The following performance cash awards were granted for services rendered during 2011:  Ms. Fletcher - $0; Mr. Mulac - $165,000; Ms. Johnston - $24,812; and Mr. Rama - $41,250.

On January 25, 2012, the Compensation Committee approved a discretionary bonus to Ms. Fletcher of $50,000 to recognize her extraordinary efforts in closing the Coral Gables office and moving the company's executive offices to Central Florida.

Mr. Anderson's employment agreement does not set forth the terms of a performance-based cash award payment and to date the Compensation Committee has not determined the terms of such award, if any.

Separation Agreement for Mr. Donnell

In connection with Mr. Donnell's decision to resign as President and Chief Executive Officer of AV Homes effective June 15, 2011, Mr. Donnell entered into a Separation Agreement with AV Homes dated June 15, 2011 (the "Donnell Separation Agreement").  Pursuant to the terms of the Donnell Separation Agreement, the effective date of the Donnell Separation Agreement was the eighth day following Mr. Donnell's execution of the Donnell Separation Agreement.

Pursuant to the Donnell Separation Agreement, Mr. Donnell was: (1) paid any accrued and unpaid base salary and vacation earned but unused through the termination date, such payment to be made within 10 days following the effective date of the Donnell Separation Agreement; (2) paid an amount equal to $1,000,000 (two times his base salary) to be made in equal installments on AV Homes' regular payroll dates over the period commencing on the first payroll date following the effective date of the Donnell Separation Agreement and ending on the date that is six month after such date; (3) provided continued coverage under AV Homes' benefit plans from the termination date through December 31, 2012 based on the terms and considerations set forth in such plans; (4) provided shares of common stock equal to the number of time-based shares of restricted stock that would have vested on December 31, 2011, multiplied by a fraction, the numerator of which is equal to the number of days Mr. Donnell worked from January 1, 2011 though the termination date and the denominator of which is 365; and (5) provided shares of common stock equal to the number of performance –based shares of restricted stock that would have vested on December 31, 2011, in accordance with the terms of Mr. Donnell's employment agreement.

Separation Agreement for Mr. Rama

In connection with Mr. Rama's decision to resign as Controller, Principal Financial Officer and Principal Accounting Officer of AV Homes effective August 12, 2011, Mr. Rama entered into a Separation Agreement with Avatar Properties Inc. dated August 12, 2011 (the "Rama Separation Agreement").  Pursuant to the terms of the Rama Separation Agreement, the effective date of the Rama Separation Agreement was the eighth day following Mr. Rama's execution of the Rama Separation Agreement.  Pursuant to the Rama Separation Agreement, Mr. Rama was paid his vested incentive performance-based cash award in the amount of $41,250 and a cash amount for his accrued vacation days.

Tax and Accounting Considerations

The Company considers the tax consequences of all elements of its compensation program on both the executives and the Company. In particular, we consider the effects of Section 162(m) as well as Sections 280G and 4999 of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code could potentially limit the federal income tax deductions to be taken by the Company for compensation paid to the CEO and to each of the other three most highly compensated NEOs (other than the CFO). The general rule is that annual compensation paid to any of these executives will be deductible by AV Homes only to the extent that it does not exceed $1,000,000 (per person) or qualifies as “performance-based” compensation. Generally, we intend that compensation paid to executives will comply with requirements of Section 162(m) so that AV Homes will receive a full federal tax deduction. However, we may decide to make non-deductible payments or awards when circumstances warrant.

In the event of a change of control of the Company, Section 280G could potentially limit the federal tax deductions to be taken for certain compensation payments to an executive who could be subject to additional taxes (Section 4999). These provisions of the tax code are sometimes referred to as the “golden parachute” provisions. In general, if the total amount of payments to an individual that are contingent upon a change of control of AV Homes (within the meaning of Section 280G), including payments under our incentive plans that vest upon a change in control, equals or exceeds three times the executive’s “base amount” (generally, the individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under Section 280G. A portion of such payments would not be deductible by AV Homes, and the executive would be subject to a 20% excise tax on such portion of the payments.

The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718 (“ASC 718”), which for example, requires all stock-based awards to be expensed. The adoption of ASC 718 has not affected our compensation program for NEOs.

Compensation Committee Report

The Compensation Committee of the Board of Directors of AV Homes has reviewed and discussed the foregoing Compensation Discussion and Analysis with AV Homes' management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and AV Homes' Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

April 30, 2012	Compensation Committee
Roger W. Einiger, Chairman
Joshua L. Nash

Summary Compensation Table

The following table presents 2011, 2010 and 2009 compensation information regarding the Company’s Chief Executive Officer, former Chief Executive Officer, former Chief Financial Officer and each of the other most highly compensated executive officers on December 31, 2011 (the “Named Executive Officers” or “NEOs”).

Name and Principal Position	Year	Salary	Bonus	Stock Awards(5)		Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(7)		Total
Allen J. Anderson	2011	$198,000	$—	$1,359,000		$—	$—	$—	$26,528	(8)	$1,583,528
President and Chief	2010	—	—	—		—	—	—	—		—
Executive Officer (1)	2009	—	—	—		—	—	—	—		—

Patricia K. Fletcher	2011	$600,000	$50,000	$889,830		$—	$—	$—	$14,977	(9)	$1,554,807
Executive Vice President,	2010	700,000	—	30,120		—	—	—	552		730,672
General Counsel and Secretary	2009	713,461	—	—		—	—	—	1,956		715,417

Joseph Carl Mulac, III	2011	$300,000	$—	$(132,303)		$—	$165,000	$—	$—		$332,697
Executive Vice President;	2010	56,538	150,000	2,538,272	(6)	—	—	—	—		2,744,810
and President of Avatar Properties Inc.	2009	—	—	—		—	—	—	—		—

Tina M. Johnston	2011	$67,308	$—	$212,275		$—	$24,812	$—	$—		$304,395
Vice President, Principal	2010	—	—	—		—	—	—	—		—
Financial Officer and Principal Accounting Officer (2)	2009	—	—	—		—	—	—	—		—

Jon M. Donnell	2011	$230,770	$—	$—		$—	$—	$—	$1,073,132	(10)	$1,303,902
Former President and Chief	2010	67,308	64,384	4,427,015		—	—	—	12,450		4,571,157
Executive Officer (3)	2009	—	—	—		—	—	—	—		—

Michael Rama	2011	$98,462	$—	$—		$—	$41,250	$—	$—		$139,712
Former Controller, Principal Financial Officer and	2010	—	—	—		—	—	—	—		—
Principal Accounting Officer (4)	2009	—	—	—		—	—	—	—		—

(1)	Mr. Anderson was appointed President and Chief Executive officer on June 15, 2011.
(2)	Ms. Johnston was appointed Vice President, Principal Financial Officer and Principal Accounting Officer on August 15, 2011.
(3)	Mr. Donnell resigned as President and Chief Executive Officer on June 15, 2011.
(4)	Mr. Rama resigned as Controller, Principal Financial Officer and Principal Accounting Officer on August 12, 2011.
(5)
Represents the aggregate grant date fair value of RSU and restricted stock awards, calculated in accordance with FASB ASC Topic 718 (but disregarding estimates of forfeitures, if any). The valuation assumptions used in calculating these values are discussed in Note K of AV Homes' financial statements in the Form 10-K for the year ended December 31, 2011, as filed with the SEC. These amounts do not represent actual amounts paid or to be realized.

Amounts shown are not necessarily indicative of values to be achieved which may be more or less than the amounts shown as Awards are subject to time vesting and/or achievement of hurdle price conditions.  (See “Outstanding Equity Awards at 2011 Fiscal Year End” table below and footnotes (3) - (5) thereto.)

(6)
Represents the aggregate grant date fair value of 180,000 shares of restricted common stock granted to Mr. Mulac on October 25, 2010.  Effective September 29, 2011, the 180,000 shares of restricted common stock granted on October 25, 2010 were cancelled and Mr. Mulac was granted 156,000 shares of restricted common stock.

(7)
Except for Ms. Fletcher and Messrs. Anderson and Donnell, no Named Executive Officer received other compensation that exceeded $10,000 during Fiscal 2011. AV Homes provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees.

(8)
Represents $26,250 in director compensation paid to Mr. Anderson during Fiscal 2011 for his service as a non-employee director from January 1, 2011 until his appointment as President and Chief Executive Officer on June 15, 2011 and $278 of premiums paid by AV Homes for group term life.

(9)	Represents a $14,000 automobile allowance and $977 of premiums paid by AV Homes for group term life.
(10)
Represents $1,000,000 in severance pursuant to the Separation Agreement, dated June 15, 2011, as described below under "Employment Agreements" $23,077 of accrued vacation days, a $4,800 automobile allowance, $255 of premiums paid by AV Homes for group term life, and $45,000 in a housing allowance.

Grants of Plan-Based Awards in 2011

		Estimated future payouts under non-equity incentive plan awards(1)				Estimated future payouts under equity incentive plan awards (3)
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)(3)		All other option awards: Number of securities underlying options (#)	Exercise or base price of option a wards ($/Sh)	Grant date fair value of stock and option awards ($)
Allen J. Anderson		—	—		—	—	90,000	—	—		—	—	1,359,900
Patricia K. Fletcher	9/29/2011	(1)	300,000		(1)	—	120,000	—	27,000	(4)	—	—	889,930
Joseph Carl Mulac, III	9/29/2011	(1)	300,000		(1)	—	120,000	—	36,000	(5)	—	—	2,405,969	(6)
Tina M. Johnston	8/15/2011	(1)	32,082	(2)	(1)	—	25,000	—	—		—	—	212,275
Jon M. Donnell	—	—	—		—	—	—	—	—		—	—	—
Michael Rama	—	—	75,000		—	—	—	—	—		—	—	—

(1)  The actual amount of incentive compensation depends upon the level of performance targets that are achieved by AV Homes.  Performance targets are the objective performance goals and subjective performance goals established by the Compensation Committee.  If 100% of the performance targets are achieved, the named executive officer will receive the target incentive compensation amount.  If AV Homes' achievement of the objective performance goals for the year is greater than or less than 100% of the objective portion of the performance targets, the portion of the incentive compensation determined by reference to such objective performance goals shall be calculated by mathematical interpolation (but the Compensation Committee may determine a maximum level of objective performance goals, above which no additional incentive compensation will be paid, and a minimum level of objective performance goals, below which no portion of the incentive compensation attributable to objective performance goals will be paid); and the portion of the incentive compensation determined by reference to the subjective performance goals shall be determined by the Compensation Committee in its sole discretion.

(2)  Represents the pro-rated amount of Ms. Johnston's incentive compensation based on Ms. Johnston's appointment as Vice President, Principal Financial Officer and Principal Accounting Officer on August 15, 2011.

(3)  These awards were granted under the Incentive Plan.  See "Employment Agreements" below for vesting information.

(4)  The restricted shares of common stock vest as follows:  9,000 shares on December 31, 2012, 9,000 shares on December 31, 2013 and 9,000 shares on December 31, 2014.

(5)  The restricted shares of common stock vest as follows: 9,000 shares on December 31, 2011, 9,000 shares on December 31, 2012, 9,000 shares on December 31, 2013 and 9,000 shares on December 31, 2014.

(6)  Represents the grant date fair value. Effective September 29, 2011, the 180,000 Shares of restricted common stock granted to Mr. Mulac on October 25, 2010 were cancelled and Mr. Mulac was granted 156,000 Shares of restricted stock.  The incremental fair value, as a result of the cancellation, is $(132,303).

Outstanding Equity Awards at 2011 Fiscal Year End

The following table provides information on the equity awards to the Named Executive Officers, which were outstanding at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Allen J. Anderson	—	—	—	—	—	—		—	—		—
Patricia K. Fletcher	—	—	—	—	—	27,000	(1)	193,860	120,000	(2)	861,600
Joseph Carl Mulac, III	—	—	—	—	—	27,000	(1)	193,860	120,000	(3)	861,600
Tina M. Johnston	—	—	—	—	—	—		—	25,000	(4)	179,500
Jon M. Donnell	—	—	—	—	—	—		—	—		—
Michael Rama	—	—	—	—	—	—		—	—		—

(1)  The restricted shares of common stock vest as follows:  9,000 shares on December 31, 2012, 9,000 shares on December 31, 2013 and 9,000 shares on December 31, 2014.

(2)  The 120,000 restricted shares of common stock vest as follows:  (i) 20% of the shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012); (ii) 20% of the shares will vest on the December 31 of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013); (iii) 30% of the shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 30% of the shares will vest on the December 31 of the year in which AV Homes first becomes profitable after January 1, 2012 (but only if such event occurs prior to the end of fiscal year 2015).

(3)  The 120,000 restricted shares of common stock vest as follows:  (i) 20% of the shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012); (ii) 20% of the shares will vest on the December 31 of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013); (iii) 30% of the shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 30% of the shares will vest on the December 31 of the year in which AV Homes first becomes profitable after September 29, 2011 (but only if such event occurs prior to the end of fiscal year 2015).

(4)  The 25,000 restricted shares of common stock vest as follows: (i) on December 31, 2012, and on December 31 of each of the three years thereafter, a number of restricted shares shall vest, and all restrictions on such vested shares shall lapse, such number to be equal to (A) 1,250, multiplied by (B) the applicable performance targets percentage for the year; (ii) 5,000 restricted shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012); (iii) 7,500 restricted shares will vest on the December 31 of the year in which the price per share of AV Homes' common stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 7,500 restricted shares will vest on the December 31 of the year in which AV Homes first becomes profitable after August 15, 2011(but only if such event occurs prior to the end of fiscal year 2015).

Option Exercises and Stock Vested in 2011

The following table provides information on option exercises and stock vested for the Named Executive Officers during the year ended December 31, 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Allen J. Anderson	—	$—	90,000	(1)	$607,500
Patricia K. Fletcher	—	—	—		—
Joseph Carl Mulac, III	—	—	9,000	(2)	64,620
Tina M. Johnston	—	—	—		—
Jon M. Donnell	—	—	6,822	(3)	108,334
Michael Rama	—	—	—		—

(1)	On December 20, 2011, 90,000 restricted shares vested and became unrestricted, of which 32,895 shares were withheld for payment of taxes.

(2)	On December 31, 2011, 9,000 restricted shares vested and became unrestricted, of which 2,705 shares were withheld for payment of taxes.

(3)	On June 23, 2011, 6,822 restricted shares vested and became unrestricted, of which 2,486 shares were withheld for payment of taxes.

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under AV Homes’ equity plans on December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average Exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	582,363	(1)	$25.00	(2)	663,054	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	582,363	(1)	$25.00	(2)	663,054	(3)

(1)	Represents 110,000 options, 449,310 performance-conditioned RSUs, and 23,053 stock units.

(2)	Applicable only to options. Not applicable to RSUs or stock units.

(3)
Other than securities to be issued upon the exercise of the outstanding options and rights, as shown in column (a), 663,054 securities remain available for issuance under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement), as amended.

Nonqualified Deferred Compensation for 2011

AV Homes does not maintain a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, AV Homes permits the Named Executive Officers to defer the receipt of payments under the Incentive Plan. There were no deferrals of compensation by any of the Named Executive Officers during 2011, or in any prior year.

Pension Benefits for 2011

AV Homes does not sponsor any defined benefit pension plan for its employees, including the Named Executive Officers.

Employment and Other Agreements

General

We employ each of the Named Executive Officers pursuant to written employment agreements. We also have various other compensatory agreements with our NEOs. These agreements are discussed below in greater detail.

Allen Anderson

On December 31, 2011, AV Homes entered into an Amended and Restated Employment Agreement with Allen Anderson (the " Anderson Employment Agreement ").  Effective December 31, 2011, the Anderson Employment Agreement replaces and supersedes the employment agreement between AV Homes and Mr. Anderson, dated June 15, 2011.  Mr. Anderson and the board of directors have agreed to Mr. Anderson's continued employment as Chief Executive Officer and President of AV Homes on an "at will" basis consistent with AV Homes' policy for all executive officers.  Mr. Anderson's employment is "at will," meaning that either Mr. Anderson or AV Homes may terminate his employment at any time and for any reason, with or without cause.

Pursuant to the Anderson Employment Agreement, Mr. Anderson will receive an annual base salary of $360,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers, other than AV Homes' health insurance plans. In lieu of participation in AV Homes' health insurance plan, AV Homes will reimburse Mr. Anderson, in cash, for his cost of participating in his own personal health insurance plan when he provides AV Homes with supporting documentation.

Pursuant to the Anderson Employment Agreement and a Stock Award Agreement, dated January 1, 2012, between AV Homes and Mr. Anderson, Mr. Anderson was granted  an aggregate of 320,000 restricted shares of AV Homes common stock (the " Anderson Award ") under the Incentive Plan on January 1, 2012.  The Anderson Award will be divided into three tranches. The Compensation Committee will determine in good faith whether and to what extent the goals for each tranche have been achieved within 15 days following each term described below.  The first tranche, the second tranche and the third tranche, as defined below, will vest as follows:

a)
the first tranche of 64,000 shares of restricted stock will vest on June 30, 2012 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from January 1, 2012 through June 30, 2012:

i)	a material reduction in general administrative and overhead costs as compared to the general administrative and overhead costs for the six-month period ending June 30, 2011;

ii)	the approval of the board of, and the commencement of the implementation of, a strategic plan for AV Homes to achieve positive cash flows and earnings; and

iii)	the completion of the relocation of AV Homes' corporate offices.

b)
the second tranche of 128,000 shares of restricted stock will vest on June 30, 2013 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2012 through June 30, 2013:

i)	the closing of the sale of material non-core assets of AV Homes;

ii)	the submission to, and approval by, the Board of a plan for AV Homes to return to profitability by December 31, 2013; and

iii)	the investment, or commitment, of at least 50% of cash available for long-term investments.

c)
the third tranche of 128,000 shares of restricted stock will vest on June 30, 2014 to the extent that the Compensation Committee determines that the following goals have been achieved by the end of the period from July 1, 2013 through June 30, 2014:

i)	the continued successful implementation of the strategic plan; and

ii)	AV Homes' return to profitability by December 31, 2013.

In the event of the occurrence of a change of control, as defined in the Incentive Plan, before July 1, 2014, the Anderson Award will vest in full as of the date of the change in control.  If AV Homes terminates Mr. Anderson's employment in connection with the occurrence of a Material Capital Transaction, as defined in the Anderson Employment Agreement, before July 1, 2014 and provided Mr. Anderson is willing to remain employed through the date on which a replacement chief executive officer begins employment with AV Homes, the Anderson Award will vest in full as of the date of such termination.

The Anderson Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.  Pursuant to the Anderson Employment Agreement, from January 1, 2012 until the date of the executive's employment is terminated, Mr. Anderson shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of AV Homes or any of their affiliates within 100 miles of any jurisdiction in which AV Homes or any of their affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which Mr. Anderson has knowledge at the time of his termination of employment.  Mr. Anderson would not be in violation of the non-competition provision if he owns less than 5%, as a passive investment, in any public company.

For purposes of the Employment Agreement, a Material Capital Transaction shall mean any sale, disposition, merger, acquisition, reorganization, consolidation, split-up, spin-off, combination, exchange of shares, or other similar corporate transaction involving AV Homes, where the value of the transaction is equal to or exceeds one-third the sum of (1) the total equity value of AV Homes based on fully diluted shares of common stock outstanding including any shares of common stock to be issued in such transaction and (2) total outstanding debt.

Patricia K. Fletcher

On September 29, 2011, AV Homes entered into the Second Amended and Restated Employment Agreement by and among AV Homes, API, and Patricia K. Fletcher (the " Fletcher Employment Agreement ").  Pursuant to the Fletcher Employment Agreement, Ms. Fletcher's employment is "at will," meaning that either Ms. Fletcher or AV Homes may terminate her employment at any time and for any reason, with or without cause or notice.  Ms. Fletcher will continue to serve as the Executive Vice President, General Counsel and Corporate Secretary of AV Homes.

Pursuant to the Fletcher Employment Agreement and commencing January 1, 2012, Ms. Fletcher will receive an annual base salary of $300,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers.  Ms. Fletcher will also be eligible to receive a bonus, which shall be targeted at 100% of her annual base salary (the “ Fletcher Target Bonus ”).  The amount of Ms. Fletcher’s bonus will depend upon the level of Performance Targets (as defined below) that are achieved by AV Homes.  “Performance Targets” means the objective performance goals (which determine 75% of the bonus) and subjective performance goals (which determine 25% of the bonus) that are established by the Compensation Committee of the Board of Directors of AV Homes, on or before the end of the first quarter of the calendar year to which such Performance Targets relate (and, with respect to calendar year 2012, that are established by the Compensation Committee no later than 30 days following September 29, 2011).  With respect to the determination of the bonus under the Fletcher Employment Agreement: (i) if 100% of the Performance Targets are achieved in a given year, Ms. Fletcher will be paid a bonus equal to the Fletcher Target Bonus; (ii) if AV Homes’ achievement of the objective performance goals for the applicable year is greater than or less than 100% of the objective portion of the Performance Targets, the portion of the bonus determined by reference to such objective performance goals shall be calculated by mathematical interpolation (however, the Compensation Committee may determine a maximum level of objective performance goals, above which no additional bonus will be paid, and a minimum level of objective performance goals, below which no portion of the bonus attributable to objective performance goals will be paid); and (iii) the portion of the bonus determined by reference to the subjective performance goals shall be determined by the Compensation Committee in its sole discretion.  Ms. Fletcher will be paid the achieved bonus only if she is employed on the date the bonus is paid in accordance with the Fletcher Employment Agreement or if she is terminated without Cause (as defined above).  In addition to any bonus Ms. Fletcher earns pursuant to the Fletcher Target Bonus, she is eligible for a special bonus award related to her performance on the sale and/or construction of the Poinciana Parkway (" Parkway Bonus ") of not less than $100,000 but an amount not to exceed $300,000 to be awarded by the Compensation Committee based on performance targets that are achieved with respect to the Poinciana Parkway from and after September 29, 2011.  Ms. Fletcher will be paid the achieved Parkway Bonus within 30 days of the determination by the Compensation Committee that such bonus has been earned but in no event later than 90 days after the applicable performance goals have been achieved.

Pursuant to the Fletcher Employment Agreement and a Stock Award Agreement, dated September 29, 2011, between Ms. Fletcher and AV Homes, Ms. Fletcher was granted 147,000 restricted shares of AV Homes common stock under the Plan on September 29, 2011.  The vesting schedule of the restricted shares is as follows:

(i) except as set forth below regarding Ms. Fletcher's termination, an aggregate of 120,000 restricted shares of AV Homes common stock shall vest, and all restrictions on such vested shares shall lapse as follows:

(A) 24,000 of the restricted shares of common stock will vest on December 31st of the year in which the price per share of common stock equals or exceeds $20.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);

(B) 24,000 of the restricted shares of common stock will vest on December 31st of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013);

(C) 36,000 of the restricted shares of common stock will vest on December 31st of the year in which the price per share of common stock equals or exceeds $24.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and

(D) 36,000 of the restricted shares of common stock will vest on December 31st of the year in which AV Homes first becomes profitable after January 1, 2012 (but only if such event occurs prior to the end of fiscal year 2015); and

(ii) an aggregate of 27,000 restricted shares will vest as follows:

(A) 9,000 restricted shares on December 31, 2012;

(B) 9,000 restricted shares on December 31, 2013;  and

(C) 9,000 restricted shares on December 31, 2014, so long as, in each case, Ms. Fletcher remains continuously employed  through each applicable December 31st period.

If Ms. Fletcher's employment is terminated prior to December 31, 2011, the 147,000 restricted shares of AV Homes common stock will lapse and immediately terminate in full.  If Ms. Fletcher's employment is terminated on or after January 1, 2012 for any reason other than for cause, provided Ms. Fletcher and AV Homes execute and deliver a mutual general release of all claims, then the number of shares of restricted stock that would have vested on December 31 of the year in which the termination occurs because some or all of the provisions of (i)(A) - (i)(C) above were satisfied shall vest and the remaining unvested restricted stock shall lapse and immediately terminate.  If a change in control, as defined in the Incentive Plan, occurs during Ms. Fletcher's employment, the restricted shares granted pursuant to the Fletcher Employment Agreement will fully vest as of the date of the change in control.  If Ms. Fletcher's employment is terminated by AV Homes or API for Cause (as described above), then the restricted shares granted under the Fletcher Employment Agreement will lapse and immediately terminate in full, and Ms. Fletcher will have no right to any shares of the common stock subject to the restricted share grant.

Pursuant to the Fletcher Employment Agreement, Ms. Fletcher is required to hold a number of vested shares of common stock of AV Homes having a fair market value equal to or greater than three times her base salary.  This requirement will begin at such time as a sufficient number of restricted shares granted under the Fletcher Employment Agreement have vested such that she owns, together with any shares of common stock she purchases, shares of common stock having a fair market value equal to or greater than three times her base salary.

The Fletcher Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

The Fletcher Employment Agreement replaces and supersedes the employment agreement between AV Homes and Ms. Fletcher, dated December 22, 2008 and amended on October 26, 2009 and August 25, 2010, and will be effective at January 1, 2012, except that the restricted stock award provisions, Parkway Bonus provisions and restrictive covenants provisions included in the Fletcher Employment Agreement are effective as of September 29, 2011.

Joseph Carl Mulac, III

On September 29, 2011, AV Homes entered into an Amended and Restated Employment Agreement by and among AV Homes, API, and Carl Mulac (the " Mulac Employment Agreement ").  Pursuant to the Mulac Employment Agreement, Mr. Mulac's employment is "at will," meaning that either Mr. Mulac or AV Homes may terminate his employment at any time and for any reason, with or without cause or notice.  Mr. Mulac will continue to serve as the Executive Vice President of AV Homes and President of Avatar Properties.

Pursuant to the Mulac Employment Agreement, Mr. Mulac will receive an annual base salary of $300,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers.  Mr. Mulac will also be eligible to receive a bonus, which shall be targeted at 100% of his annual base salary (the “ Mulac Target Bonus ”).  The amount of Mr. Mulac’s bonus will depend upon the level of Performance Targets (as defined below) that are achieved by AV Homes.  “Performance Targets” means the objective performance goals (which determine 75% of the bonus) and subjective performance goals (which determine 25% of the bonus) that are established by the Compensation Committee, on or before the end of the first quarter of the calendar year to which such Performance Targets relate (and, with respect to calendar year 2012, that are established by the Compensation Committee no later than 30 days following September 29, 2011).  With respect to the determination of the bonus under the Mulac Employment Agreement: (i) if 100% of the Performance Targets are achieved in a given year, Mr. Mulac will be paid a bonus equal to the Mulac Target Bonus; (ii) if AV Homes’ achievement of the objective performance goals for the applicable year is greater than or less than 100% of the objective portion of the Performance Targets, the portion of the bonus determined by reference to such objective performance goals shall be calculated by mathematical interpolation (however, the Compensation Committee may determine a maximum level of objective performance goals, above which no additional bonus will be paid, and a minimum level of objective performance goals, below which no portion of the bonus attributable to objective performance goals will be paid); and (iii) the portion of the bonus determined by reference to the subjective performance goals shall be determined by the Compensation Committee in its sole discretion.  Mr. Mulac will be paid the achieved bonus only if he is employed on the date the bonus is paid in accordance with the Mulac Employment Agreement or if he is terminated without Cause (as defined below).

Pursuant to the Mulac Employment Agreement and a Stock Award Agreement, dated September 29, 2011, between Mr. Mulac and AV Homes, Mr. Mulac was granted 156,000 restricted shares of AV Homes common stock under the Incentive Plan on September 29, 2011.  The vesting schedule of the restricted shares is as follows:

(i) except as set forth below regarding Mr. Mulac's termination, an aggregate of 120,000 restricted shares of AV Homes common stock  shall vest, and all restrictions on such vested shares shall lapse as follows:

(A) 24,000 of the restricted shares of common stock will vest on December 31st of the year in which the price per share of common stock equals or exceeds $20.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);

(B) 24,000 of the restricted shares of common stock will vest on December 31st of the year in which AV Homes invests $100 million or more (in the aggregate) for new assets, including through a merger, acquisition or other corporate transaction (but only if such event occurs prior to December 31, 2013);

(C) 36,000 of the restricted shares of common stock will vest on December 31st of the year in which the price per share of common stock equals or exceeds $24.00 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and

(D) 36,000 of the restricted shares of common stock will vest on December 31st of the year in which AV Homes first becomes profitable after September 29, 2011 (but only if such event occurs prior to the end of fiscal year 2015); and

(ii) an aggregate of 36,000 restricted shares will vest as follows:

(A) 9,000 restricted shares on December 31, 2011;

(B) 9,000 restricted shares on December 31, 2012;

(C) 9,000 restricted shares on December 31, 2013; and

(D) 9,000 restricted shares on December 31, 2014, so long as, in each case, Mr. Mulac remains continuously employed  through each applicable December 31st period.

If Mr. Mulac's employment is terminated prior to December 31, 2011, the 156,000 restricted shares of AV Homes common stock will lapse and immediately terminate in full.  If Mr. Mulac's employment is terminated on or after January 1, 2012 for any reason other than for Cause (as described below), provided Mr. Mulac and AV Homes execute and deliver a mutual general release of all claims, then the number of shares of restricted stock that would have vested on December 31 of the year in which the termination occurs because some or all of the provisions of (i)(A) - (i)(C) above were satisfied shall vest and the remaining unvested restricted stock shall lapse and immediately terminate.  If a change in control, as defined in the Plan, occurs during Mr. Mulac's employment, the restricted shares granted pursuant to the Mulac Employment Agreement will fully vest as of the date of the change in control.  If Mr. Mulac's employment is terminated by AV Homes or API for Cause (as described below), then the restricted shares granted under the Mulac Employment Agreement will lapse and immediately terminate in full, and Mr. Mulac will have no right to any shares of the common stock subject to the restricted share grant.

Pursuant to the Mulac Employment Agreement, Mr. Mulac is required to hold a number of vested shares of common stock of AV Homes having a fair market value equal to or greater than three times his base salary.  This requirement will begin at such time as a sufficient number of restricted shares granted under the Mulac Employment Agreement have vested such that he owns, together with any shares of common stock he purchases, shares of common stock having a fair market value equal to or greater than three times his base salary.

The Mulac Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

Effective January 1, 2011, the Mulac Employment Agreement replaces and supersedes the employment agreement between AV Homes and Mr. Mulac dated October 22, 2010. Pursuant to the Mulac Employment Agreement, the 180,000 restricted shares of common stock granted on October 25, 2010 are cancelled.

Tina M. Johnston

In connection with Ms. Johnston's appointment, Ms. Johnston entered into an employment agreement with AV Homes and API, dated as of August 15, 2011 (the " Original Johnston Employment Agreement ").  Pursuant to the Original Johnston Employment Agreement, Ms. Johnston's employment is "at will," meaning that either Ms. Johnston or Avatar Properties may terminate her employment at any time and for any reason, with or without cause or notice.

Pursuant to the Original Johnston Employment Agreement, Ms. Johnston will receive an annual base salary of $175,000 and will be entitled to participate in all employee benefit plans and arrangements for executive officers.  Ms. Johnston will also be eligible to receive a bonus, which shall be targeted at 50% of her annual base salary (the “Original Target Bonus”).  The amount of Ms. Johnston’s bonus will depend upon the level of Performance Targets (as defined below) that are achieved by Avatar Properties.  “Performance Targets” means the objective performance goals (which determine 75% of the bonus) and subjective performance goals (which determine 25% of the bonus) that are established by the Compensation Committee and are approved by the Board, on or before the end of the first quarter of the calendar year to which such Performance Targets relate (and, with respect to calendar year 2011, that are established by the Compensation Committee and approved by the Board within 30 days following August 15, 2011).  With respect to the determination of the bonus under the Employment Agreement: (i) if 100% of the Performance Targets are achieved in a given year, Ms. Johnston will be paid a bonus equal to the Target Bonus; (ii) if Avatar Properties’ achievement of the objective performance goals for the applicable year is less than 100% of the objective portion of the Performance Targets, the portion of the bonus determined by reference to such objective performance goals shall be adjusted downward by mathematical interpolation (however, the Compensation Committee may determine a minimum level of objective performance goals below which no portion of the bonus attributable to objective performance goals will be paid); and (iii) the portion of the bonus determined by reference to the subjective performance goals shall be determined by the Compensation Committee and approved by the Board in its sole discretion (and in any given year, the percentage of the Performance Targets that are achieved, and accordingly the percentage of the Target Bonus that is paid to Ms. Johnston, is referred to as the “ Performance Targets Percentage ”).  Ms. Johnston will be paid a bonus only if she is employed on the date the bonus is paid in accordance with the Employment Agreement.  For calendar year 2011, Ms. Johnston's bonus shall be prorated to reflect the portion of the calendar year that she was employed.

Pursuant to the Original Johnston Employment Agreement and a Stock Award Agreement, dated August 15, 2011, between Ms. Johnston and AV Homes, Ms. Johnston was granted 25,000 restricted shares of AV Homes common stock under the Incentive Plan on August 15, 2011.  The vesting schedule of the restricted shares is as follows:  (i) On December 31, 2012, and on December 31 of each of the three years thereafter, a number of restricted shares shall vest, and all restrictions on such vested shares shall lapse, such number to be equal to (A) 1,250, multiplied by (B) the Performance Targets Percentage for the applicable year; (ii) 5,000 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $20 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2012);  (iii) 7,500 restricted shares will vest on the December 31 of the year in which the price per share of Common Stock equals or exceeds $24 for 20 trading days out of any consecutive 30-day period (but only if such event occurs prior to December 31, 2014); and (iv) 7,500 restricted shares will vest on the December 31 of the year in which AV Homes first becomes profitable after August 15, 2011 (but only if such event occurs prior to the end of fiscal year 2015).   If Ms. Johnston's employment is terminated on or after August 15, 2011 for any reason other than for Cause (as described below), provided Ms. Johnston and AV Homes execute and deliver a mutual general release of all claims, then the number of shares of restricted stock that would have vested on December 31 of the year in which the termination occurs because some or all of the provisions of (i) – (iii) above were satisfied shall vest and the remaining unvested restricted stock shall lapse and immediately terminate.   If a change in control, as defined in the Plan, occurs during Ms. Johnston's employment, the restricted shares granted pursuant to the Employment Agreement will fully vest as of the date of the change in control.  If Ms. Johnston's employment is terminated by AV Homes or Avatar Properties for Cause (as described below), then the restricted shares granted under the Employment Agreement will lapse and immediately terminate in full, and Ms. Johnston will have no right to any shares of the common stock subject to the restricted share grant.  For purposes of the Employment Agreement, "Cause" means Ms. Johnston’s (A) failure to perform her material duties for AV Homes or Avatar Properties, which failure remains uncured for 30 days after she receives written notice from AV Homes or API demanding cure; (B) willful misconduct or gross neglect in the performance of her duties, or willful failure to abide by good faith business-related instructions of the Board; (C) breach of any material provision of the Employment Agreement, which breach remains uncured for 30 days after she receives written notice from AV Homes or API demanding cure; (D) conviction of, or entering a plea of guilty or nolo contendere to, a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude; (E) commission of fraud or embezzlement against AV Homes or API; or (F) engaging in conduct which is materially injurious to the business or reputation of AV Homes or Avatar Properties, including but not limited to any violation of AV Homes’ or API’s material policies generally applicable to all executive officers (including but not limited to the Code of Conduct, Code of Ethics, policies relating to compliance with applicable securities laws, policies relating to conduct in the workplace (e.g., sexual harassment, etc.)).

Pursuant to the Original Johnston Employment Agreement, Ms. Johnston is required to hold a number of vested shares of common stock of AV Homes having a fair market value equal to or greater than three times her base salary.  This requirement will begin at such time as a sufficient number of restricted shares granted under the Employment Agreement have vested such that she owns, together with any shares of common stock she purchases, shares of common stock having a fair market value equal to or greater than three times her base salary.

The Employment Agreement also includes standard provisions relating to non-competition, confidentiality, nondisparagement and compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

On September 29, 2011, AV Homes entered into an Amended and Restated Employment Agreement by and among AV Homes, API, and Tina Johnston (the " Amended Johnston Employment Agreement ").  Effective August 15, 2011, the Amended Johnston Employment Agreement replaces and supersedes Original Johnston Agreement.  Ms. Johnston will continue to serve as the Vice President, Principal Financial Officer and Principal Accounting Officer of AV Homes and Chief Accounting Officer and Vice President of Avatar Properties.  The sole purpose of the amendment and restatement is to bring Ms. Johnston's non-competition provision in line with the non-competition provision of AV Homes' other executive officers. Except for the non-competition provision, all other material terms of the Original Johnston Agreement remain the same.

Provisions Applicable to Ms. Fletcher, Mr. Mulac and Ms. Johnston

Pursuant to the Mulac Employment Agreement, the Fletcher Employment Agreement, and the Johnston Employment Agreement, from September 29, 2011 until the date of the executive's termination (the " Restriction Period "), the executive shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of AV Homes or API or any of their affiliates within 100 miles of any jurisdiction in which AV Homes or API or any of their affiliates is engaged, or in which any of the foregoing has documented plans to become engaged of which executive has knowledge at the time of his or her termination of employment.  However, if the executive is terminated for Cause (as described above) the Restriction Period shall end on the date that is six months after the date of termination.  The executive would not be in violation of the non-competition provision if the executive owns less than 5%, as a passive investment, in any public company.

Pursuant to the Company's various employment agreements with Ms. Fletcher, Ms. Johnston and Mr. Mulac, each of them is entitled to certain payments of achieved annual target bonuses or achieved special bonus awards as of the date of termination upon her or his termination of employment without Cause.  Achieved bonuses or a special bonus award as of the date of termination refers to such bonus with respect to which the applicable performance targets have been met prior to the date of termination.

"Cause" means the executive's:

•	failure to perform his or her material duties for AV Homes or API, which failure remains uncured for 30 days after he or she receives written notice from AV Homes or API demanding cure;

•	willful misconduct or gross neglect in the performance of his or her duties, or willful failure to abide by good faith business-related instructions of the Board;

•	breach of any material provision of the employment agreement, which breach remains uncured for 30 days after he or she receives written notice from AV Homes or Avatar Properties demanding cure;

•	conviction of, or entering a plea of guilty or nolo contendere to, a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude;

•	commission of fraud or embezzlement against AV Homes or Avatar Properties; or

•
engaging in conduct which is materially injurious to the business or reputation of AV Homes or Avatar Properties, including but not limited to any violation of AV Homes’ or Avatar Properties’ material policies generally applicable to all executive officers (including but not limited to the Code of Conduct, Code of Ethics, policies relating to compliance with applicable securities laws, policies relating to conduct in the workplace (e.g., sexual harassment, etc.)).

Jon M. Donnell

In connection with his appointment as Chief Executive Officer, Mr. Donnell, entered into an employment agreement with AV Homes (the “ Donnell Employment Agreement ”) on October 19, 2010. Pursuant to the Donnell Employment Agreement, the initial term of Mr. Donnell’s employment commenced on November 15, 2010 and ends on December 31, 2012. Mr. Donnell’s employment will automatically renew on January 1 of each subsequent year for additional one-year terms and the term of employment will continue until AV Homes or Mr. Donnell provides written notice of non-renewal at least 90 days prior to the expiration of the term. Mr. Donnell’s employment may also be terminated pursuant to customary termination provisions set forth in the Donnell Employment Agreement.

Pursuant to the Donnell Employment Agreement, Mr. Donnell will receive an annual base salary of $500,000. Mr. Donnell is also eligible to receive an annual target bonus that will be targeted at 100% of the base salary. The annual target bonus amount is dependent upon the level of performance targets achieved by AV Homes (which determines 75% of the bonus) and subjective performance goals (which determines 25% of the bonus) established by the compensation committee of the Board of Directors and approved by the Board of Directors. For calendar year 2010, Mr. Donnell’s bonus is guaranteed at $64,384, based on the fraction of the year that Mr. Donnell is employed by AV Homes. On the commencement of his employment, Mr. Donnell will be granted an award of 310,000 restricted shares of common stock. In general, of the 310,000 restricted shares awarded, (i) 70,000 shares (the “time based award”) vest incrementally over a time period ending December 31, 2014, and (ii) up to 240,000 shares (the “performance based award”) vest depending on AV Homes’ stock being at least equal to specified hurdle prices (ranging from $25 to $40) for 20 trading days out of any consecutive 30-day period of time at dates through December 31, 2015, in each case subject to Mr. Donnell’s continued employment.

In the event that AV Homes terminates Mr. Donnell without Cause (as defined in the Employment Agreement), Mr. Donnell terminates his employment for Good Reason (as defined in the Employment Agreement), or AV Homes fails to renew the Employment Agreement, Mr. Donnell will receive (A) accrued and unpaid base salary and vacation earned through the date of termination; (B) provided Mr. Donnell executes a general release of all claims against AV Homes, (x) an amount equal to two times Mr. Donnell’s base salary and (y) continued coverage under the benefit plans until the end of the employment term (or, if longer, for 12 months); and (C) (i) a number of the time based award shares that will vest as of the date of termination based on the number of shares that would have vested during that year and the number of days Mr. Donnell worked that year; and (ii) any performance based award shares that would have vested on December 31 of the year in which his termination occurs (because some or all of the applicable provisions of the Employment Agreement were satisfied before the date of such termination).

The Employment Agreement also includes provisions relating to non-compete, non-solicitation, confidentiality and compliance with Sections 409A of the Internal Revenue Code of 1986, as amended. In addition, pursuant to the terms of the Employment Agreement, upon the occurrence of a Change of Control (as defined in the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended) during the term or within 120 days following the termination of Mr. Donnell’s employment for any reason other than by AV Homes for cause or by Mr. Donnell without good reason, (i) the time based award will vest in full as of the date of the Change in Control, and (ii) the performance based award will vest as of the date of the Change in Control, but only to the extent the applicable provisions of the Employment Agreement were satisfied prior to, or in conjunction with, the Change in Control.

In connection with Mr. Donnell's decision to resign as President and Chief Executive Officer of AV Homes effective June 15, 2011, Mr. Donnell entered into a Separation Agreement with AV Homes dated June 15, 2011 (the "Donnell Separation Agreement").  Pursuant to the terms of the Donnell Separation Agreement, the effective date of the Donnell Separation Agreement was the eighth day following Mr. Donnell's execution of the Donnell Separation Agreement.

Pursuant to the Donnell Separation Agreement, Mr. Donnell was (1) paid any accrued and unpaid base salary and vacation earned but unused through the termination date, such payment to be made within 10 days following the effective date of the Donnell Separation Agreement; (2) paid an amount equal to $1,000,000 (two times his base salary) to be made in equal installments on AV Homes' regular payroll dates over the period commencing on the first payroll date following the effective date of the Donnell Separation Agreement and ending on the date that is six month after such date; (3) provided continued coverage under AV Homes' benefit plans from the termination date through December 31, 2012 based on the terms and considerations set forth in such plans; (4) provided shares of common stock equal to the number of time-based shares of restricted stock that would have vested on December 31, 2011, multiplied by a fraction, the numerator of which is equal to the number of days Mr. Donnell worked from January 1, 2011 though the termination date and the denominator of which is 365; and (5) provided shares of common stock equal to the number of performance –based shares of restricted stock that would have vested on December 31, 2011, in accordance with the terms of Mr. Donnell's employment agreement.

The Donnell Separation Agreement also contains customary provisions relating to confidentiality, nondisparagement, non-competition, mutual release of claims, and compliance with Sections 409A of the Internal Revenue Code of 1986, as amended.  In addition, pursuant to the Donnell Separation Agreement, for the six month period commencing on the termination date Mr. Donnell shall not, directly or indirectly, own any interest in, operate, join, control or participate as a partner, shareholder, member, director, manager, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity that is in competition with the business of AV Homes or any of AV Homes' affiliates within 100 miles of a jurisdiction in which AV Homes or any of AV Homes' affiliates is engaged, or in which they have documented plans to become engaged and Mr. Donnell has knowledge of such plans as of the termination date.  Mr. Donnell will not be in violation of the non-compete as a result of his ownership of less than 5% equity in any public company operating any of AV Homes' lines of business.

Michael Rama

In connection with Mr. Rama's decision to resign as Controller, Principal Financial Officer and Principal Accounting Officer of AV Homes effective August 12, 2011, Mr. Rama entered into a Separation Agreement with Avatar Properties Inc. dated August 12, 2011 (the "Rama Separation Agreement").  Pursuant to the terms of the Rama Separation Agreement, the effective date of the Rama Separation Agreement was the eighth day following Mr. Rama's execution of the Rama Separation Agreement.  Pursuant to the Rama Separation Agreement, Mr. Rama was paid his vested incentive performance-based cash award in the amount of $41,250 and a cash amount for his accrued vacation days. The Rama Separation Agreement also contains customary provisions relating to confidentiality, nondisparagement, non-competition, and mutual release of claims.

Potential Payments Upon Termination or Change-in-Control

Under the AV Homes' various agreements with the NEOs, each of them is or was entitled to certain payments and benefits upon his or her termination of employment for specified reasons and in the event of a change in control of the AV Homes. The arrangements that each named executive officer has or had with respect to termination and/or change in control and the definitions that apply to such arrangements is described above under Employment Agreements. The section below quantifies certain compensation and benefits that would be payable to these individuals under the various arrangements if their employment had terminated on December 31, 2011, and/or a change in control of AV Homes had occurred on that date, given the individual’s compensation on that date and, if applicable, based on the closing market price of the Company’s Common Stock on the last trading day of 2011 ($7.18). For a general description of the agreements see “Employment Agreements” above.

Change in Control

The following table shows amounts that would be payable under existing change in control arrangements. Equity payouts illustrated below are for unvested awards; vested equity is disclosed in the “Option Exercises and Stock Vested in 2011” table.

Name	Cash	Restricted Stock/RSUs	Total
Allen J. Anderson	$—	$—	$—
Patricia K. Fletcher	—	1,055,460	1,055,460
Joseph Carl Mulac, III	—	1,055,460	1,055,460
Tina M. Johnston	—	179,500	179,500
Jon M. Donnell(1)	—	—	—
Michael Rama(1)	—	—	—

(1)	Mr. Donnell resigned on June 15, 2011. Mr. Rama resigned on August 12, 2011. See table below "Without Cause/With Good Reason" for payments paid to Messrs. Donnell and Rama upon their resignations.

Without Cause/With Good Reason

The following table shows amounts that would be payable in case of the executive’s termination by the Company without Cause, including death or termination due to disability, or his or her resignation for Good Reason.

Name	Severance		Incentive Compensation	Restricted Stock	Other		Total
Allen J. Anderson	$—		$—	$—	$—		$—
Patricia K. Fletcher	—		—	—	25,000	(3)	25,000
Joseph Carl Mulac, III	—		165,000	—	—		165,000
Tina M. Johnston	—		24,812	—	—		24,812
Jon M. Donnell(1)	1,000,000	(2)	—	—	23,077	(4)	1,023,077
Michael Rama(1)	—		41,250	—	9,231	(4)	50,481

(1)	Mr. Donnell resigned on June 15, 2011. Mr. Rama resigned on August 12, 2011. The amounts in this table represent the amount paid to Messrs. Donnell and Rama upon their resignations.

(2)	Represents $1,000,000 in severance pursuant to the Separation Agreement, dated June 15, 2011, as described above under "Employment Agreements."

(3)	Estimate of relocation expenses to be reimbursed pursuant to Ms. Fletcher's employment agreement.

(4)	Represents cash payment of accrued vacation days.

With Cause

If the Named Executive Officers were terminated by the Company for Cause on December 31, 2011, AV Homes would not have been required to make cash payments to Named Executive Officers and all restricted shares held by the Named Executive Officers would have lapsed and terminated in full.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2)

Ernst & Young LLP, independent registered public accounting firm, audited the financial statements of AV Homes for the fiscal year ended December 31, 2011, 2010 and 2009. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the SEC and other matters.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Subject to approval by the stockholders, the Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for AV Homes for the fiscal year ending December 31, 2012.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2012.

Board Recommendation

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for AV Homes for the year ending December 31, 2012.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table sets forth the approximate amount of fees paid, or estimated to be paid, to Ernst & Young LLP for professional services during the fiscal years ended December 31, 2011 and 2010:

	Fiscal 2011	Fiscal 2010
Audit fees (a)	$800,000	$692,680
Audit related fees (b)	82,669	103,587
Tax fees (c)	101,093	135,984
All other fees (d)	0	0
	$983,762	$932,251

(a) Audit fees principally relate to the audit of the annual financial statements for AV Homes and its consolidated subsidiaries and review of quarterly financial statements, and services related to the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.

(b) Audit-Related Fees principally consist of fees paid for services that are reasonably related to the performance of the audit or review of AV Homes' consolidated financial statements and are not reported under "Audit Fees."  These services include special projects and attest services that are not required by statute or regulation.

(c) Tax fees principally consist of tax compliance/preparation and other tax services, including the review of the consolidated tax return, notwithstanding when fees were billed or when the services were rendered.

(d) No other fees were incurred during Fiscal 2011 and 2010.

The Audit Committee adopted a policy requiring preapproval of audit and non-audit services provided by the principal independent accountants. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2011 and 2010 fiscal years.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2013 Annual Meeting and wishes to have such proposal considered for inclusion in AV Homes' proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of AV Homes by February 22, 2013. Such proposal must also meet the other requirements of the rules of the SEC relating to stockholders’ proposals.

AV Homes' By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by AV Homes not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. Accordingly, since our annual meeting for 2012 is scheduled for July 24, 2012, any stockholder proposal to be considered at the 2013 annual meeting must be properly submitted to us not earlier than April 25, 2013 nor later than May 24, 2013.  If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, AV Homes may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2013 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then AV Homes' proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of AV Homes, Patricia K. Fletcher, 395 Village Drive, Kissimmee, FL 34759.

SECTION  16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.  To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners for the year ended December 31, 2011 were complied with, except one Form 4 for Mr. Mulac disclosing the vesting of restricted shares of common stock and the withholding of shares of common stock for taxes was untimely filed.

ACCESS TO PROXY
MATERIALS AND DIRECTIONS TO ANNUAL MEETING

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. This Proxy Statement and the 2011 Annual Report to Stockholders are available on our website at www.avhomesinc.com. For directions to the Annual Meeting site, visit the FireSky Resort website at www.fireskyresort.com.

If you would like to receive a copy of our 2011 Annual Report, please contact our Corporate Secretary by mail at Corporate Secretary, AV Homes, Inc., 395 Village Drive, Kissimmee, Florida 34759 or by telephone at (863) 427-7180,  and we will send a copy to you without charge.

ADDITIONAL INFORMATION

All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the accompanying material will be paid by AV Homes. In addition to the solicitation of proxies by mail, AV Homes will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by AV Homes. Proxies may be solicited personally, by telephone or telegraph, electronic mail or by other electronic means, by the directors and officers of AV Homes without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,
/s/ Patricia K. Fletcher
Patricia K. Fletcher
Executive Vice President, General Counsel, and Secretary

Dated: June 22, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

INTERNET

http://www.proxyvoting.com/avhi

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
AV Homes, Inc.
TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

▼ FOLD AND DETACH HERE ▼

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 and 2.	Please mark your votes as indicated in this example	☒

	FOR	WITHHOLD	*EXCEPTIONS
	ALL	FOR ALL				FOR	AGAINST	ABSTAIN

1. ELECTION OF SIX DIRECTORS	☐	☐	☐	2.	Approval of the appointment of Ernst & Young	☐	☐	☐
Nominees:					LLP as independent registered public accounting
01 Allen J. Anderson					firm for AV Homes, Inc. for the year ending
02 Paul D. Barnett					December 31, 2012.
03 Roger W. Einiger
04 Reuben S. Leibowitz
05 Joshua Nash				3.	In their discretion the proxies are authorized to vote upon such other
06 Joel M. Simon					business as may properly come before the meeting.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)	To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.)

*Exceptions	PLEASE CHECK IF YOU PLAN TO	☐
ATTEND THE ANNUAL STOCKHOLDERS MEETING

Mark Here for	☐
Address Change
or Comments
SEE REVERSE

RESTRICTED AREA - SCAN LINE

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at http://www.cpushareownerservices.com/ where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 24, 2012. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: http://www.avhomesinc.com

▼ FOLD AND DETACH HERE ▼

PROXY AV HOMES, INC.
395 Village Drive Kissimmee, Florida 34759

The undersigned hereby appoints Allen J. Anderson and Patricia K. Fletcher as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of AV Homes, Inc. held of record by the undersigned at the close of business on June 6, 2012 at the Annual Meeting of Stockholders to be held on July 24, 2012 at the FireSky Resort located at 4925 North Scottsdale Road, Scottsdale, Arizona 85251 at 8:00 a.m. local time, or any adjournment or adjournments thereof.

If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

For directions to the Annual Meeting site, visit the FireSky Resort website at www.fireskyresort.com

THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

Address Change/Comments	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
(Mark the corresponding box on the reverse side)	PROMPTLY USING THE ENCLOSED ENVELOPE.

SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

RESTRICTED AREA - SCAN LINE

(Continued and to be marked, dated and signed, on the other side)

RESTRICTED AREA - SIGNATURE LINE

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 201 -369-9711

SIGNATURE:	DATE:

(THIS BOXED AREA DOES NOT PRINT)